Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-176914

Product Supplement to the Prospectus dated September 19, 2011 and the Prospectus Supplement dated September 19, 2011 – No. 1127

The Goldman Sachs Group, Inc.
Medium-Term Notes, Series D

Underlier-Linked Digital Notes
Linked to an Underlier or a Basket of Underliers

Goldman Sachs may from time to time offer and sell underlier-linked digital notes, the payments and performance of which will be linked to the performance of an underlier or a basket of underliers, which we refer to as the notes. When we refer to an underlier, we mean an individual index or an individual exchange-traded fund. The accompanying prospectus dated September 19, 2011, the accompanying prospectus supplement dated September 19, 2011, any general terms supplement that is specified in the applicable pricing supplement (which we refer to as the applicable general terms supplement) and this product supplement no. 1127 dated October 25, 2011 (which we refer to as this product supplement no. 1127) describe terms that will apply generally to the notes, including any notes you purchase. This product supplement is intended to be read in conjunction with the other prospectuses above, including as to certain terms used in this product supplement that are defined in such other prospectuses. A separate pricing supplement, which we refer to as the applicable pricing supplement, will describe terms that apply specifically to your notes, including any changes to the general terms contained herein and in the applicable general terms supplement.

The notes may bear interest, if any, at a fixed rate or a floating rate, as specified in the applicable pricing supplement. The amount payable at maturity on your notes is linked to the performance of a specified underlier or a weighted basket of underliers, as specified and described in the applicable pricing supplement or as described in the applicable general terms supplement, in each case as measured over the life of the notes. On the stated maturity date, for each of your notes, you will be paid the cash settlement amount, if any. The cash settlement amount is subject to any adjustments or modifications as provided in this product supplement no. 1127, the applicable general terms supplement and the applicable pricing supplement for your notes.

The return on your notes at maturity will be based on the performance of the underlier or basket of underliers, as applicable, as measured by the percentage change in the closing level of the specified underlier or the weighted average of the closing levels of the underliers included in the specified basket of underliers, as applicable, on the determination date or each averaging date, as applicable (the final underlier level or final basket level, as applicable, subject to adjustments as described elsewhere in this product supplement no. 1127 and the applicable general terms supplement) from the initial underlier level or initial basket level, as applicable, which will be specified in the applicable pricing supplement and, with respect to the initial underlier level, may be higher or lower than the actual closing level of the underlier on the trade date. We refer to this percentage change as the underlier return or basket return, as applicable. If the underlier return or basket return is less than the threshold level, or if the final underlier level or basket level is less than the buffer level, if a buffer level applies to your notes, you would lose a portion of your investment in the notes and you may lose your entire investment, depending on the performance of the underlier or the basket of underliers. In addition, if an underlier is denominated in a currency other than U.S. dollars, the closing level of the underlier may also depend on the relevant foreign currency exchange rate for such underlier, if specified in the applicable pricing supplement.

The cash settlement amount will be an amount in cash equal to:

•

if the final underlier or basket level is greater than or equal to the threshold level specified in the applicable pricing supplement, the greater of (1) the threshold settlement amount specified in the applicable pricing supplement and (2) the face amount of a note plus an additional amount equal to the product of the upside participation rate, if applicable (which will be a positive percentage that may be less than 100%, if one is specified in the applicable pricing supplement) times 1% of the face amount of a note for every 1% positive underlier or basket return, subject to the cap level if one is specified in the applicable pricing supplement; any increase in the final underlier or basket level over the cap level will not increase the cash settlement amount; the applicable pricing supplement may specify that the threshold settlement amount is equal to the maximum settlement amount, limiting the potential cash settlement amount to the threshold settlement amount.

•

if the applicable pricing supplement specifies a buffer level (which will be a positive amount less than the initial underlier or basket level), and if the final underlier or basket level is less than the threshold level but greater than or equal to the buffer level, the face amount of a note; if the applicable pricing supplement specifies a buffer level, and if the final underlier or basket level is less than the buffer level, the face amount of a note minus an amount equal to the product of the buffer rate (which will be a percentage greater than or equal to 100%, as specified in the applicable pricing supplement) times 1% of the face amount of a note for every 1% negative underlier or basket return below the underlier or basket return at the buffer level; or

•

if the applicable pricing supplement does not specify a buffer level, and if the final underlier or basket level is less than the threshold level, the face amount of a note minus an amount equal to the product of the buffer rate times 1% of the face amount of a note for every 1% negative underlier or basket return below the underlier or basket return at the threshold level.

Therefore to the extent that the final underlier or basket level declines below the threshold level (or buffer level, if one is specified) the rate of decline in the amount you will be paid on your notes, if any, on the stated maturity date may exceed the rate of decline in the applicable underlier or basket of underliers. You could lose all or a substantial portion of your investment in the notes, even if the applicable pricing supplement specifies a buffer level. A final underlier or basket level below the buffer level or threshold level, as the case may be, will reduce the amount you will receive on your notes, if any, on the stated maturity date below the face amount of your notes. Furthermore, if an underlier is denominated in a currency other than U.S. dollars and the applicable pricing supplement specifies an exchange rate for such underlier, even if the underlier appreciates over the life of your notes, you may lose a significant amount of your investment if the applicable currency in which such underlier is denominated declines relative to the U.S. dollar. In addition, if the upside participation rate for your notes is less than 100%, depending on the threshold level and the cap level, if any, the rate of increase in the amount you will be paid on your notes on the stated maturity date will be less than the rate of increase in the applicable underlier or basket of underliers. Furthermore, if the applicable pricing supplement specifies a cap level, the amount you will be paid on your notes on the stated maturity date will be capped and may not reflect the full increase in the underlier or basket level.

The general terms of the notes are described beginning on page S-35 and include the following:

Issuer: The Goldman Sachs Group, Inc.

Underlier or underliers included in a basket: as specified in the applicable pricing supplement and described in the applicable general terms supplement or applicable pricing supplement

Cash settlement amount: on the stated maturity date, for each of your notes the issuer will pay you an amount in cash calculated as described under “General Terms of the Underlier-Linked Digital Notes — Payment of Principal on Stated Maturity Date” on page S-35

Face amount: each note will have a face amount equal to $1,000, or integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable pricing supplement

Stated maturity date: as specified in the applicable pricing supplement, subject to postponement as described in the applicable general terms supplement, unless otherwise specified in your pricing supplement

Determination date: as specified in the applicable pricing supplement, subject to postponement as described in the applicable general terms supplement, unless otherwise specified in your pricing supplement

Interest rate (coupon) (if any): none unless specified in the applicable pricing supplement

Interest payment dates: none unless specified in the applicable pricing supplement

Interest reset dates: none unless specified in the applicable pricing supplement

Calculation agent: Goldman, Sachs & Co.

Your investment in the underlier-linked digital notes involves certain risks. See “Additional Risk Factors Specific to the Underlier-Linked Digital Notes” beginning on page S-31 to read about investment risks relating to the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement no. 1127, the applicable general terms supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs may use this product supplement no. 1127 in the initial sale of the underlier-linked digital notes. In addition, Goldman, Sachs & Co., or any affiliate of Goldman Sachs may use this product supplement no. 1127 in a market-making transaction in underlier-linked digital notes after its initial sale. Unless Goldman Sachs or its agent informs the purchaser otherwise in the confirmation of sale, this product supplement no. 1127 is being used in a market-making transaction.

Goldman, Sachs & Co.

Product Supplement dated October 25, 2011.

In this product supplement no. 1127, when we refer to a “note”, including your notes, we mean an underlier-linked digital note unless the context requires otherwise. Each of the notes has the terms described under “Summary Information” on page S-1 and under “General Terms of the Underlier-Linked Digital Notes” on page S-35. Please note that in this product supplement no. 1127, references to “The Goldman Sachs Group, Inc.”, “we”, “our”, and “us” mean only The Goldman Sachs Group, Inc., and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”). Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”. References in this product supplement no. 1127, the applicable general terms supplement and the applicable pricing supplement to the notes having a face amount of $1,000 are intended as illustrative; the actual face amount of the notes will be reflected in the aggregate on the global note representing the notes. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated September 19, 2011, and where the context so requires, as supplemented by the accompanying prospectus supplement for Medium-Term Notes, Series D, dated September 19, 2011, of The Goldman Sachs Group, Inc. References to the “indenture” in this product supplement no. 1127 mean the senior debt indenture, dated July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.

The Notes Are Part of a Series

The underlier-linked digital notes, including your notes, are part of a series of debt securities, entitled “Medium-Term Notes, Series D”, that we may issue under our indenture from time to time. The underlier-linked digital notes, including your notes, are “indexed debt securities”, as defined in the accompanying prospectus. This product supplement no. 1127 summarizes financial and other terms that apply generally to the underlier-linked digital notes, including your notes. We describe terms that apply generally to all Series D medium-term notes in “Description of Notes We May Offer” and “Description of Debt Securities We May Offer” in the accompanying prospectus supplement for Series D medium-term notes and accompanying prospectus, respectively. An applicable general terms supplement will describe certain underliers to which your notes may be linked and certain other terms that apply generally to the notes, including your notes. Terms capitalized here but not defined are used as defined in the applicable pricing supplement, or if not defined in the applicable pricing supplement, as defined in the general terms supplement or prospectus.

Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to The Goldman Sachs Group, Inc. in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in Pricing Supplements

The specific terms of your notes will be described in a pricing supplement accompanying this product supplement no. 1127. The terms described there supplement those described here, in the applicable general terms supplement and in the accompanying prospectus. The terms described here supplement those described in the accompanying prospectus and are in addition to the terms described in the applicable general terms supplement. If the terms described here are inconsistent with those described in the accompanying prospectus or the applicable general terms supplement, the terms described here are controlling. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the applicable general terms supplement or accompanying prospectus, the terms described in the applicable pricing supplement are controlling. If the applicable pricing supplement specifies a different meaning for any term described herein, that modified definition will be deemed to apply to this product supplement no. 1127 for all purposes with respect to your notes.

SUMMARY INFORMATION

Payment of Principal at Maturity

Subject to modification as provided in the applicable pricing supplement, on the stated maturity date, we will exchange each of your notes for the cash settlement amount, if any, subject to any adjustments or modifications as described below.

Threshold Level

The applicable pricing supplement will specify a threshold level for your notes. The threshold level will be a specified percentage (less than 100% and greater than 0%) of the initial underlier or basket level.

Cash Settlement Amount for Notes With Buffer Level

The applicable pricing supplement may specify a buffer level for your notes. If the applicable pricing supplement so provides, the buffer level will be a specified percentage (less than 100% and greater than 0%) of the initial underlier or basket level.

In such a case, whether the notes are linked to a single underlier or a weighted basket of underliers, if the final level of the applicable underlier or basket of underliers is greater than or equal to the threshold level of such underlier or basket of underliers, the cash settlement amount will equal the greater of (1) the threshold settlement amount and (2) the face amount of each of your notes plus an additional amount equal to the product of the upside participation rate, if applicable (as described below) times 1% of the face amount of each of your notes for every 1% positive underlier or basket return, subject to the cap level (as described below) if one is specified in the applicable pricing supplement. Since the applicable underlier or basket return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes. If, on the other hand, the final level of the applicable underlier or basket of underliers is less than the threshold level of such underlier or basket of underliers but greater than or equal to the buffer level, the cash settlement amount will equal the face amount of each of your notes. Further, if the final level of the applicable underlier or basket of underliers is less than the buffer level, the cash settlement amount will equal the face amount of each of your notes minus an amount equal to the product of the buffer rate (as described below) times 1% of the face amount of each of your notes for every 1% negative underlier or basket return below the underlier or basket return at the buffer level. Since the buffer rate will be a positive percentage, the cash settlement amount will be less than the face amount of each of your notes. In addition, unless the applicable pricing supplement otherwise provides, the buffer rate will exceed 100% and therefore the rate of decrease in the cash settlement amount will exceed the rate of decrease in the underlier or basket return, as applicable. In such a case, the cash settlement amount could even be zero. If the applicable pricing supplement specifies that the buffer rate is 100%, the rate of decrease in the cash settlement amount will equal the rate of decrease in the underlier or basket return, as applicable, and the minimum cash settlement amount will equal the buffer amount times the face amount of each of your notes.

If applicable, the upside participation rate will be a positive percentage but may be less than 100%. The upside participation rate indicates the extent to which you will participate in any positive return in the applicable underlier or basket of underliers. For example, if the upside participation rate for your notes were set at 85% and the underlier or basket return were 10%, the cash settlement amount for each of your notes would equal the product of the face amount of each of your notes times 108.5% (assuming the cap level is not applicable). If the applicable pricing supplement specifies an upside participation rate that is less than 100%, you will participate in less than the full return of the applicable underlier or basket of underliers over the life of your notes. If the upside participation rate is greater than 100%, you will participate in the return of the applicable underlier or basket of underliers to a greater extent than as measured by such return alone, or in other words, on a leveraged basis.

The buffer rate, which will be a positive percentage, indicates the rate of decrease in the cash settlement amount compared to any rate of decrease in the underlier or basket return, as applicable, below the buffer level. If you purchase notes with a buffer rate greater than 100%, and if the final underlier or basket level is less than the buffer level, the cash settlement amount, if any, will decrease at a greater rate than the rate of decrease in the underlier or basket return, as applicable. If you purchase notes with a buffer rate equal to 100%, the cash settlement amount will decrease at the same rate as the rate of decrease in the return of the applicable underlier or basket of underliers below the buffer level. In such a case, the cash settlement amount will be no less than the buffer amount times the face amount of each of your notes.

The return on the applicable underlier or basket of underliers, which we refer to as the underlier return or the basket return, is equal to the percentage, if any, by which the final level of the applicable underlier or basket of underliers (which we refer to as the final underlier level or final basket level) differs from the initial level of such underlier or basket of underliers (which we refer to as the initial underlier level or initial basket level). The underlier or basket return measures the performance of the applicable underlier or basket of underliers over the life of the notes by measuring the change in the final underlier or basket level (as determined on the determination date, or the averaging dates, as applicable, for the notes) over the initial underlier or basket level (as determined on the original trade date for the notes). As a result, temporary fluctuations in the underlier or basket level during the interim life of the notes may have little, if any, impact on the cash settlement amount, if any, that will be paid at maturity.

Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier

For notes linked to a single underlier, if the final underlier level is greater than or equal to the threshold level, the cash settlement amount will be calculated as follows:

cash settlement amount =

greater of

threshold settlement amount

or

face amount + (face amount x the upside participation rate, if applicable x underlier return)

, provided that the final underlier level will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to Cap Level” below, if one is specified in the applicable pricing supplement, where,

threshold level	=	a percentage of the initial underlier level, as specified in the applicable pricing supplement

threshold settlement amount	=	as specified in the applicable pricing supplement

face amount	=	unless otherwise specified in the applicable pricing supplement, each note will have a face amount equal to $1,000, or integral multiples thereof in excess of $1,000

upside participation rate	=	If applicable, a positive percentage specified in the applicable pricing supplement, which could be greater than or less than 100%

underlier return	=	final underlier level – initial underlier level, expressed as a percentage initial underlier level

initial underlier level	=	as specified in the applicable pricing supplement

final underlier level	=	the closing level of the underlier on the determination date, or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the underlier on each of the specified averaging dates, except in limited circumstances described in the applicable general terms supplement and subject to adjustment as provided in the applicable general terms supplement

closing level	=	unless otherwise specified in the applicable pricing supplement, as described in the applicable general terms supplement, subject to adjustment, if applicable, as described below under “General Terms of the Underlier-Linked Digital Notes — Payment of Principal on Stated Maturity Date — Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below and where,

stated maturity date	=	the date specified in the applicable pricing supplement, subject to postponement as described in the applicable general terms supplement or as provided in the applicable pricing supplement

determination date	=	the date specified in the applicable pricing supplement or, if the applicable pricing supplement specifies averaging dates, the date of the last averaging date for the notes, in each case subject to postponement as described in the applicable general terms supplement or as provided in the applicable pricing supplement

averaging dates	=	the dates, if any, that may be specified in the applicable pricing supplement, each subject to postponement as described in the applicable general terms supplement or as provided in the applicable pricing supplement

If the final underlier level is less than the threshold level but greater than or equal to the buffer level, the cash settlement amount will equal the face amount of each of your notes.

If the final underlier level is less than the buffer level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x buffer rate x (underlier return + buffer amount))

where,

buffer rate	=	a positive percentage specified in the applicable pricing supplement, which is expected to equal either (i) the quotient of the initial underlier level divided by the buffer level, expressed as a percentage, or (ii) 100%

buffer amount	=	a positive percentage specified in the applicable pricing supplement, which is expected to equal the result of (i) the initial underlier level minus the buffer level divided by (ii) the initial underlier level, expressed as a percentage

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers

For notes linked to a basket of underliers, if the final basket level is greater than or equal to the threshold level, the cash settlement amount will be calculated as follows:

cash settlement amount =

greater of

threshold settlement amount

or

face amount + (face amount x upside participation rate, if applicable x basket return)

, provided that the final basket level will be subject to the cap level, as described under “— Cash

Settlement Amount for Notes Subject to Cap Level” below, if one is specified in the applicable pricing supplement,

where,

threshold level	=	a percentage of the initial basket level, as specified in the applicable pricing supplement

threshold settlement amount	=	as specified in the applicable pricing supplement

weighting multiplier	=	for each basket underlier, a positive amount specified in the applicable pricing supplement, which is expected to equal the quotient of (i) the product of the initial basket level times the weighting percentage for such basket underlier divided by (ii) the initial underlier level for such basket underlier; the weighting multipliers will remain constant for the life of the notes, except in limited circumstances as described in the applicable general terms supplement

basket closing level	=	unless otherwise specified in the applicable pricing supplement, for any given trading day, the sum of the products, as calculated for each basket underlier, of the closing level for each basket underlier on such trading day multiplied by the weighting multiplier for each such basket underlier, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below for example, in the case of notes linked to the value of a basket of three underliers, A, B and C, the basket closing level on a given trading day will be calculated as follows:

Closing Level of Basket Underlier		Weighting Multiplier

(closing level of Underlier A on such trading day	x	weighting multiplier for Underlier A )

+

(closing level of Underlier B on such trading day	x	weighting multiplier for Underlier B )

+

(closing level of Underlier C on such trading day	x	weighting multiplier for Underlier C )

final basket level	=	the basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the basket closing levels on each of the specified averaging dates, in each case except in limited circumstances described in the applicable general terms supplement and subject to adjustment as provided in the applicable general terms supplement

basket return	=	final basket level – initial basket level, expressed as a percentage initial basket level and where,

“face amount”, “upside participation rate”, “closing level”, “determination date”, and “averaging dates” are as defined under “— Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above.

If the final basket level is less than the threshold level but greater than or equal to the buffer level, the cash settlement amount will equal the face amount of each of your notes.

If the final basket level is less than the buffer level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x buffer rate x (basket return + buffer amount))

where,

buffer rate	=	a positive percentage specified in the applicable pricing supplement, which is expected to equal either (i) the quotient of the initial basket level divided by the buffer level, expressed as a percentage, or (ii) 100%

buffer amount	=	a positive percentage specified in the applicable pricing supplement, which is expected to equal the result of (i) the initial basket level minus the buffer level divided by (ii) the initial basket level, expressed as a percentage

Cash Settlement Amount for Notes Without Buffer Level

If the applicable pricing supplement does not specify a buffer level or specifies that a buffer level is not applicable, whether the notes are linked to a single underlier or a basket of underliers, if the final underlier or basket level is greater than or equal to the threshold level, the cash settlement amount will equal the greater of (1) the threshold settlement amount and (2) the face amount of each of your notes plus an additional amount equal to the product of the upside participation rate, if applicable, times 1% of the face amount of each of your notes for every 1% positive underlier or basket return, subject to the cap level (as described below) if one is specified in the applicable pricing supplement. Since the applicable underlier or basket return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes. Further, if the final level of the applicable underlier or basket of underliers is less than the threshold level, the cash settlement amount will equal the face amount of each of your notes minus an amount equal to the product of the buffer rate times 1% of the face amount of each of your notes for every 1% negative underlier or basket return below the underlier or basket return at the threshold level. Since the buffer rate will be a positive percentage, the cash settlement amount will be less than the face amount of each of your notes. In addition, unless the applicable pricing supplement otherwise provides, the buffer rate will exceed 100% and therefore the rate of decrease in the cash settlement amount will exceed the rate of decrease in the underlier or basket return, as applicable. In such a case, the cash settlement amount could even be zero. If the applicable pricing supplement specifies that the buffer rate is 100%, the rate of decrease in the cash settlement amount will equal the rate of decrease in the underlier or basket return, as applicable, and the minimum cash settlement amount will equal the threshold amount times the face amount of each of your notes.

The buffer rate, in this case, indicates the rate of decrease in the cash settlement amount compared to any rate of decrease in the underlier or basket return, as applicable, below the threshold level. If you purchase notes with a buffer rate greater than 100%, and if the final underlier or basket level is less than the threshold level, the cash settlement amount, if any, will decrease at a greater rate than the rate of decrease in the underlier or basket return, as applicable. If you purchase notes with a buffer rate equal to 100%, the cash settlement amount will decrease at the same rate as the rate of decrease in the return of the applicable underlier or basket of underliers below the threshold level. In such a case, the cash settlement amount will be no less than the threshold amount times the face amount of each of your notes.

Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier

For notes linked to a single underlier, if the final underlier level is greater than or equal to the threshold level, the cash settlement amount will be calculated as follows:

cash settlement amount =

greater of

threshold settlement amount

or

face amount + (face amount x upside participation rate, if applicable x underlier return)

, provided that the final underlier level will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to Cap Level” below, if one is specified in the applicable pricing supplement, where,

“threshold level”, “threshold settlement amount”, “face amount”, “upside participation rate” and “underlier return” are as defined under “— Cash Settlement Amount for Notes with Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above.

If the final underlier level is less than the threshold level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x buffer rate x (underlier return + threshold amount))

where,

buffer rate	=	a positive percentage specified in the applicable pricing supplement, which is expected to equal either (i) the quotient of the initial underlier level divided by the threshold level, expressed as a percentage, or (ii) 100%

threshold amount	=	a positive percentage specified in the applicable pricing supplement, which is expected to equal the result of (i) the initial underlier level minus the threshold level divided by (ii) the initial underlier level, expressed as a percentage

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers

For notes linked to a basket of underliers, if the final basket level is greater than or equal to the threshold level, the cash settlement amount will be calculated as follows:

greater of

threshold settlement amount

or

face amount + (face amount x upside participation rate, if applicable x basket return)

, provided that the final basket level will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to Cap Level” below, if one is specified in the applicable pricing supplement, where,

“threshold level”, “threshold settlement amount”, “face amount”, “upside participation rate” and “basket return” are as defined under “— Cash Settlement Amount for Notes with Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above.

If the final basket level is less than the threshold level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x buffer rate x (basket return + threshold amount))

where,

buffer rate	=	a positive percentage specified in the applicable pricing supplement, which is expected to equal either (i) the quotient of the initial basket level divided by the threshold level, expressed as a percentage, or (ii) 100%

threshold amount	=	a positive percentage specified in the applicable pricing supplement, which is expected to equal the result of (i) the initial basket level minus the threshold level divided by (ii) the initial basket level, expressed as a percentage

Cash Settlement Amount for Notes Subject to Cap Level

The applicable pricing supplement may specify a cap level for your notes. If the applicable pricing supplement so provides, the cap level will be a specified percentage (which will be greater than 100%) of the initial underlier level or the initial basket level, as applicable. If the maximum settlement amount is identical to the threshold settlement amount, the return on the notes will be limited solely to the threshold settlement amount if the final underlier level or the final basket level, as applicable, is greater than the threshold level.

Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier

The cash settlement amount will equal the lesser of the following:

•

the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes With Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” or “— Cash Settlement Amount for Notes Without Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above, as the case may be; or

•	the maximum settlement amount

where,

maximum settlement amount	=	an amount greater than the face amount of each of your notes, as specified in the applicable pricing supplement, and which is expected to equal the following:

face amount	+	(face amount x upside participation rate, if applicable	x	cap level –initial underlier level	)
initial underlier level

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers

The cash settlement amount will equal the lesser of the following:

•

the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes With Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” or “— Cash Settlement Amount for Notes Without Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above, as the case may be; and

•	the maximum settlement amount

where,

maximum settlement amount	=	an amount greater than the face amount of each of your notes, as specified in the applicable pricing supplement, and which is expected to equal the following:

face amount	+	(face amount x upside participation rate, if applicable	x	cap level –initial basket level	)
initial basket level

Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value

The applicable pricing supplement may specify underliers that are not denominated in U.S. dollars and that are adjusted to reflect their U.S. dollar value. If the applicable pricing supplement so specifies, for the underlier or each applicable underlier in the basket, the closing level of the underlier or each applicable basket underlier will be adjusted to reflect the U.S. dollar value of the underlier using the applicable exchange rate specified in the applicable pricing supplement.

In such case, the cash settlement amount will be calculated as described under “— Cash Settlement Amount for Notes With Buffer Level” and “— Cash Settlement Amount for Notes Without Buffer Level” above, and the following definitions may apply to your notes if specified in the applicable pricing supplement:

adjusted closing level = with respect to the underlier or each basket underlier on any trading day, the closing level of the underlier on such trading day converted into U.S. dollars using the exchange rate with respect to such underlier on such trading day, as determined by the calculation agent exchange rate = with respect to the underlier or each basket underlier on any trading day, as specified in the applicable pricing supplement initial underlier level = with respect to the underlier or each basket underlier, as specified in the applicable pricing supplement final underlier level = with respect to the underlier or each basket underlier, the adjusted closing level of the underlier on the determination date, or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the adjusted closing level of the underlier on each of the specified averaging dates, except in limited circumstances described in the applicable general terms supplement and subject to adjustment as provided in the applicable general terms supplement basket closing level = for any given trading day, the sum of the products, as calculated for each basket underlier, of the adjusted closing level of such basket underlier on such trading day multiplied by the weighting multiplier for such basket underlier

Averaging Dates

If specified in the applicable pricing supplement, the final underlier or basket level will be based on the arithmetic average of the closing levels (or the adjusted closing levels, if applicable) of the relevant underlier or the basket closing levels on each of the specified averaging dates, except in limited circumstances described in the applicable general terms supplement and subject to adjustment as provided in the applicable general terms supplement.

Underliers

For a description of certain underliers to which the notes may be linked, see the applicable general terms supplement. Any other underlier or underliers to which the notes may be linked will be described in the applicable pricing supplement.

Interest

The notes may pay interest, if any, at a fixed rate or a floating rate, which will be specified in the applicable pricing supplement. If the notes pay interest, such interest will be paid on the interest payment dates specified in the applicable pricing supplement.

Other Terms of the Notes

•	The notes will not be listed on any securities exchange or interdealer quotation system, unless specified otherwise in the applicable pricing supplement.

•	You will not have the right to present the notes to us for repayment prior to maturity, unless specified otherwise in the applicable pricing supplement.

•	The notes may be issued at a discount or a premium to their stated principal amount.

•

We may sell additional notes after the date of the applicable pricing supplement, at issue prices, underwriting discounts and net proceeds that differ from the amounts specified in the initial applicable pricing supplement.

•	We may from time to time, without your consent, issue additional underlier-linked digital notes having the same terms as certain underlier-linked digital notes previously issued.

Our Redemption Right

If so specified in the applicable pricing supplement, we will have the option to redeem all or part of your notes on the redemption date(s) or under the circumstances specified in the applicable pricing supplement. If we decide to redeem your notes, we will:

•	send a notice of redemption to the holder of your notes and the trustee announcing that we have decided to redeem the notes;

•	specify in the notice of redemption the redemption price that we will pay you in exchange for each of your notes, which will be set forth in the applicable pricing supplement; and

•

specify in the notice of redemption the redemption date when your notes will be mandatorily exchanged; the redemption date will be on or after the initial redemption date specified in the applicable pricing supplement and at least 30 but no more than 60 calendar days after the date the notice of redemption is given.

In addition, if so specified in the applicable pricing supplement, our option to redeem your notes may be conditioned upon the closing level (or the adjusted closing level, if applicable) of the applicable underlier or the basket closing level being greater or lower than a threshold level specified in the applicable pricing supplement. For more detail on such price dependent redemption right, see the applicable general terms supplement.

Calculation Agent

Goldman, Sachs & Co. is appointed as the initial calculation agent for the underlier-linked digital notes as of the date of this product supplement no. 1127. We may appoint a different entity as the calculation agent for your notes or change the calculation agent for your notes without notice to the holders and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs. The calculation agent will make all determinations regarding the interest payments, if applicable; the final underlier or basket level; the underlier or basket return; market disruption events; successor underliers; exchange rates, if applicable; stated maturity date; determination date; averaging dates, if applicable; business days; trading days; the cash settlement amount and the amount payable on your notes at maturity or upon redemption; and any other determination as applicable or specified in the applicable pricing supplement. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent.

What About Taxes?

The U.S. federal income tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental Discussion of Federal Income Tax Consequences” on page S-42.

Pursuant to the terms of the notes, The Goldman Sachs Group, Inc. and you agree (in the absence of an administrative or judicial ruling to the contrary) to characterize your notes for all purposes as a pre-paid forward contract or a pre-paid derivative contract (which is an income-bearing pre-paid forward contract or pre-paid derivative contract if the notes bear a coupon) in respect of the underlier or basket of underliers, as specified in the applicable pricing supplement. If your notes are so treated, it would be reasonable for you to treat any gain or loss recognized upon the sale, maturity or redemption of your notes (excluding amounts attributable to interest) as capital gain or loss in an amount equal to the difference between the amount you receive upon the sale or redemption of your notes or on the stated maturity date and the amount you paid for your notes. Such gain or loss generally would be long-term capital gain or loss if you held your notes for more than one year. If you are a U.S. alien holder (as defined in “Supplemental Discussion of Federal Income Tax Consequences” below), and your notes bear a coupon, we intend to withhold on the coupon payments on your notes at a 30% rate.

The Internal Revenue Service announced on December 7, 2007 that it is actively considering the proper federal tax treatment of financial instruments such as the notes and it is possible that any future guidance could adversely affect the tax treatment and the value of the notes. Except to the extent otherwise provided by law, The Goldman Sachs Group, Inc. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment set forth in “Supplemental Discussion of Federal Income Tax Consequences” on page S-42 unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

In addition, legislation was introduced in Congress in 2007 that, if enacted, would have required holders that acquire the notes after the bill is enacted to accrue interest income over the term of such notes even if there may be no interest payments over the term of the notes. It is not possible to predict whether a similar or an identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your notes.

The tax discussion herein addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this product supplement but it does not address the tax treatment of any particular note. Accordingly, tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of the notes in your particular circumstances.

HYPOTHETICAL RETURNS ON THE UNDERLIER-LINKED DIGITAL NOTES

The following examples, tables and charts are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate hypothetical cash settlement amounts at maturity, assuming all other variables described below remain constant, for a range of underlier or basket performances as they relate to hypothetical issuances of notes linked to a single underlier and notes linked to a basket of underliers.

The information in the tables and charts below reflects hypothetical rates of return on the notes assuming that they are purchased on the original issue date and held to the stated maturity date. If you sell your notes prior to the stated maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples, tables and charts below such as prevailing interest rates and the volatility of the underlier or basket of underliers, as applicable. For more information on the value of your notes in the secondary market, see “Additional Risk Factors Specific to the Underlier-Linked Digital Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

No one can predict what the level of the applicable underlier or basket of underliers will be on the determination date or any of the averaging dates, as applicable, for your notes. The underliers described in the applicable general terms supplement have been highly volatile — meaning that their levels have changed substantially in relatively short periods — in the past and their performance cannot be predicted for the future. In addition, any rate of return you may earn on your investment in the notes may be lower than that which you could earn on a comparable investment in the underlier stocks of the underlier or underliers to which your notes are linked. Among other things, the return on your notes will not reflect any dividends that may be paid on the underlier stocks, as applicable. Also, the hypothetical examples shown below do not take into account the effects of applicable taxes, see “Additional Risk Factors Specific to the Underlier-Linked Digital Notes — The Tax Consequences of an Investment in Your Notes Are Uncertain” below.

The following examples, tables and charts do not reflect interest payments, if any, that may be payable on your notes. We have assumed for the purposes of these examples, tables and charts below that there is no change in or affecting the composition of any underlier or the method by which the relevant underlier is calculated, that there is no change in the relative weighting of any underlying stock for a particular underlier, and that no market disruption event occurs with respect to any underlier (including any applicable exchange rate). In addition, except as specified below, we have assumed for the purposes of these examples, tables and charts below that there are no foreign currency adjustments affecting the closing level of the underlier for any underlier.

For these reasons, the actual performance of the applicable underlier or basket of underliers over the life of your notes, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below.

The initial underlier or basket level, the threshold level, the threshold settlement amount, the upside participation rate, the buffer level, the buffer rate, the buffer amount, the cap level, the maximum settlement amount, the exchange rates, the stated maturity date, the determination date, the averaging dates and the weighting multipliers, as applicable, that will apply to your notes will be set forth in a pricing supplement prepared specifically for the notes you purchase.

Notes Linked to a Single Underlier without Averaging Dates

Examples for the Case Where the Final Underlier Level Is Greater Than or Equal to the Threshold Level

If the final underlier level is greater than or equal to the threshold level, on the stated maturity date for each note you will receive a cash settlement amount greater than the face amount of each of your notes.

The cash settlement amount will be calculated on the determination date (examples of which are provided below) and will equal the greater of (1) the threshold settlement amount and (2) the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the upside participation rate, if applicable, times (iii) the underlier return, the latter of which is the percentage, if any, by which the final underlier level exceeds the initial underlier level. Accordingly, if the final underlier level is greater than the threshold level, the amount payable at maturity per each note will be the greater of:

threshold settlement amount

or

face amount + (face amount × upside participation rate, if applicable × underlier return)

However, if the applicable pricing supplement specifies a cap level for your notes, the amount payable at maturity per each note will be limited to the lesser of (i) the cash settlement amount calculated as described in the immediately preceding paragraph and (ii) the maximum settlement amount, calculated as follows:

face amount + (face amount × upside participation rate, if applicable ×

cap level – initial underlier level )

initial underlier level

The hypothetical examples presented below show how the amount payable on the notes is calculated, when the final underlier level is greater than the threshold level, based on key terms and assumptions set forth below.

Example 1: The threshold settlement amount applies.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	1,000
Hypothetical threshold level:	900
Hypothetical threshold settlement amount:	$1,200
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

Cash settlement amount = greater of

                                             $1,200

                                             and

                                             $1,000 + ($1,000 × 0)= $1,000

In the example above, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, or $1,200, the threshold settlement amount.

The table below illustrates the effect of the assumed threshold level on the hypothetical return on each note for the specified final underlier levels that are greater than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
300%	4,000	$1,000	$4,000	300.0%
200%	3,000	$1,000	$3,000	200.0%
150%	2,500	$1,000	$2,500	150.0%
100%	2,000	$1,000	$2,000	100.0%
75%	1,750	$1,000	$1,750	75.0%
50%	1,500	$1,000	$1,500	50.0%
25%	1,250	$1,000	$1,250	25.0%
20%	1,200	$1,000	$1,200	20.0%
10%	1,100	$1,000	$1,200	20.0%
5%	1,050	$1,000	$1,200	20.0%

Example 2: The upside performance results in a cash settlement amount greater than the threshold settlement amount.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	1,500
Hypothetical threshold level:	900
Hypothetical threshold settlement amount:	$1,200
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

Cash settlement amount = greater of

                                             $1,200

                                             and

                                             $1,000 + ($1,000 × 50%)= $1,500

In the example above, the amount payable at maturity per $1,000 face amount will equal $1,500.

Example 3: The cap level is applicable and is higher than the threshold level.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	1,500
Hypothetical threshold level:	900
Hypothetical threshold settlement amount:	$1,200
Hypothetical cap level:	1,300
Hypothetical maximum settlement amount:	$1,300

Cash settlement amount = greater of

(without regards to cap level)	$1,200

and

$1,000 + ($1,000 × 50%)= $1,500

Maximum settlement amount	=	$1,000	+	($1,000 × 100%	×	1,300 – 1,000 1,000)	=	$1,300

In the example above, the cash settlement amount calculated without regard to the cap level is greater than the maximum settlement amount. Therefore, the cash settlement amount will equal the maximum settlement amount, or $1,300. Because the final underlier level is greater than the cap level, the return on your notes is capped based on the maximum settlement amount.

Example 4: The cap level is applicable and the maximum settlement amount is identical to the threshold settlement amount.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	1,500
Hypothetical threshold level:	900
Hypothetical threshold settlement amount:	$1,200
Hypothetical cap level:	1,200
Hypothetical maximum settlement amount:	$1,200

Cash settlement amount = $1,200

In the example above, because the maximum settlement amount is equal to the threshold settlement amount and the final underlier level is greater than the threshold level, the cash settlement amount will equal the maximum settlement amount, or $1,200. The magnitude to which the final underlier level is greater than the threshold level does not impact the cash settlement amount.

Examples for the Case Where the Applicable Pricing Supplement Specifies a Buffer Level and the Final Underlier Level is Less Than the Threshold Level

If the applicable pricing supplement specifies a buffer level, and if the final underlier level is less than the threshold level but greater than or equal to the buffer level, on the stated maturity date for each note you will receive a cash settlement amount equal to the face amount of each of your notes. If the applicable pricing supplement specifies a buffer level, and if the final underlier level is less than the buffer level, on the stated maturity date for each note you will receive a cash settlement amount less than the face amount of each of your notes. In such a case, the cash settlement amount will be calculated on the determination date (examples of which are provided below) and will equal the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the buffer rate times (iii) the sum of (1) the underlier return plus (2) the buffer amount. Accordingly, if the final underlier level is less than the threshold level, the amount payable at maturity per each note will be as follows:

if the final underlier level is less than the threshold level but greater than or equal to the buffer level, face amount of a note if the final underlier level is less than the buffer level,

face amount of a note + (face amount of a note × buffer rate × (underlier return + buffer amount))

Example 4: The buffer level is applicable.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical threshold level:	1,000
Hypothetical final underlier level:	900
Hypothetical buffer level:	800

In the example above, since the final underlier level of 900 is greater than the buffer level of 800, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will in turn equal the $1,000 face amount.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical threshold level	1,000
Hypothetical final underlier level:	600
Hypothetical buffer level:	800

If the applicable pricing supplement specifies a buffer rate that is greater than 100%,

Buffer rate	=	1,000 800	=	125%

Cash settlement amount	=	$1,000	+	($1,000 × 125%	×	(600 – 1,000 1,000	+	1,000 – 800 1,000))	=	$750

If the applicable pricing supplement specifies a buffer rate of 100%,

Cash settlement amount	=	$1,000	+	($1,000 × 100%	×	(600 – 1,000 1,000	+	1,000 – 800 1,000))	=	$800

In the example above, since the final index level of 600 is less than the buffer level of 800, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will be less than the $1,000 face amount. The buffer amount will equal the quotient of (i) the initial underlier level of 1,000 minus the buffer level of 800 divided by (ii) the initial underlier level of 1,000, expressed as a percentage, or 20%. If the applicable pricing supplement specifies a buffer rate equal to the quotient of the initial underlier level of 1,000 divided by the buffer level of 800, or 125%, the cash settlement amount will equal $750. On the other hand, if the applicable pricing supplement specifies a buffer rate of 100%, the cash settlement amount will equal $800.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical threshold level:	1,000
Hypothetical buffer level:	800
Hypothetical buffer rate:	125%

The table below illustrates the effect of the assumed buffer level of 800 and the assumed buffer rate of 125% on the hypothetical return on each note for the specified final underlier levels that are equal to or less than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note will decrease at an accelerated rate when the hypothetical percentage returns on the underlier are below -20%. Therefore, the hypothetical amount payable on your notes will not be protected and could even be zero.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
0%	1,000	$1,000	$1,000.0	0.00%
-10%	900	$1,000	$1,000.0	0.00%
-20%	800	$1,000	$1,000.0	0.00%
-25%	750	$1,000	$ 937.5	-6.25%
-50%	500	$1,000	$ 625.0	-37.50%
-75%	250	$1,000	$ 312.5	-68.75%
-100%	0	$1,000	$ 0.0	-100.00%

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial index level:	1,000
Hypothetical threshold level:	1,000
Hypothetical buffer level:	800
Hypothetical buffer rate:	100%

The table below illustrates the effect of the assumed buffer level of 800 and the assumed buffer rate of 100% on the hypothetical return on each note for the specified final underlier levels that are equal to or less than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note will decrease at the same rate as the rate of decrease in the final underlier level when the hypothetical percentage returns on the underlier are below -20%. Therefore, the hypothetical amount payable on your notes is protected at 20% of the face amount of your notes regardless of the hypothetical percentage returns on the closing level of the underlier.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
0%	1,000	$1,000	$1,000	0%
-10%	900	$1,000	$1,000	0%
-20%	800	$1,000	$1,000	0%
-25%	750	$1,000	$ 950	-5%
-50%	500	$1,000	$ 700	-30%
-75%	250	$1,000	$ 450	-55%
-100%	0	$1,000	$ 200	-80%

Examples for the Case Where the Applicable Pricing Supplement Does Not Specify a Buffer Level and the Final Underlier Level is Less Than the Threshold Level

If the applicable pricing supplement does not specify a buffer level, and if the final underlier level is less than the threshold level, on the stated maturity date for each note you will receive a cash settlement amount less than the face amount of each of your notes. In such a case, the cash settlement amount will be calculated on the determination date (examples of which are provided below) and will equal the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the buffer rate times (iii) the sum of (1) the underlier return plus (2) the threshold amount. Accordingly, if the final underlier level is less than the threshold level, the amount payable at maturity per each note will be as follows.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical threshold level:	800
Hypothetical final underlier level:	600

If the applicable pricing supplement specifies a buffer rate that is greater than 100%,

Buffer rate	=	1,000 800	=	125%

Cash settlement amount	=	$1,000	+	($1,000 × 125%	×	(600 – 1,000 1,000	+	1,000 – 800 1,000))	=	$750

If the applicable pricing supplement specifies a buffer rate of 100%,

Cash settlement amount	=	$1,000	+	($1,000 × 100%	×	(600 – 1,000 1,000	+	1,000 – 800 1,000))	=	$800

In the example above, since the final index level of 600 is less than the threshold level of 800, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will be less than the $1,000 face amount. The threshold amount will equal the quotient of (i) the initial underlier level of 1,000 minus the threshold level of 800 divided by (ii) the initial underlier level of 1,000, expressed as a percentage, or 20%. If the applicable pricing supplement specifies a buffer rate equal to the quotient of the initial underlier level of 1,000 divided by the threshold level of 800, or 125%, the cash settlement amount will equal $750. On the other hand, if the applicable pricing supplement specifies a buffer rate of 100%, the cash settlement amount will equal $800.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical threshold level:	800
Hypothetical buffer rate:	125%

The table below illustrates the effect of the assumed threshold level of 800 and the assumed buffer rate of 125% on the hypothetical return on each note for the specified final underlier levels that are less than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note will decrease at an accelerated rate when the hypothetical percentage returns on the underlier are below -20%. Therefore, the hypothetical amount payable on your notes will not be protected and could even be zero.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
-25%	750	$1,000	$937.5	-6.25%
-50%	500	$1,000	$625.0	-37.50%
-75%	250	$1,000	$312.5	-68.75%
-100%	0	$1,000	$ 0.0	-100.00%

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial index level:	1,000
Hypothetical threshold level:	800
Hypothetical buffer rate:	100%

The table below illustrates the effect of the assumed threshold level of 800 and the assumed buffer rate of 100% on the hypothetical return on each note for the specified final underlier levels that are less than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note will decrease at the same rate as the rate of decrease in the final underlier level when the hypothetical percentage returns on the underlier are below -20%. Therefore, the hypothetical amount payable on your notes is protected at 20% of the face amount of your notes regardless of the hypothetical percentage returns on the closing level of the underlier.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
-25%	750	$1,000	$950	-5%
-50%	500	$1,000	$700	-30%
-75%	250	$1,000	$450	-55%
-100%	0	$1,000	$200	-80%

Charts Illustrating the Relationship of the Hypothetical Cash Settlement Amounts and the Hypothetical Final Index Levels

The following charts are graphical illustrations of hypothetical cash settlement amounts (expressed as a percentage of the face amount of a note) that we would deliver to the holder of your notes on the stated maturity date, if the final underlier level (expressed as a percentage of the initial underlier level) were any of the hypothetical levels shown on the horizontal axis, based on the assumptions noted below. However, the charts below do not cover the complete range of the relationships between possible cash settlement amounts and final underlier levels on the stated maturity date.

Chart 1:	No buffer level or cap level is specified.

The chart above shows that any hypothetical final underlier level that is less than the threshold level would result in a hypothetical cash settlement amount that is less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. Any hypothetical final underlier level that is greater than or equal to the threshold level (the section on and right of the “Threshold Level” marker on the horizontal axis) would result in a hypothetical cash settlement amount greater than or equal to 100% of the face amount of a note (the section on or above the 100% marker on the vertical axis).

Chart 2:	A cap level is specified that is greater than the threshold level; a buffer level is specified; and a buffer rate that equals 100% is specified.

The chart above shows that any hypothetical final underlier level that is less than the buffer level (the section left of the “Buffer Level” marker on the horizontal axis) would result in a hypothetical cash settlement amount that is less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. Since the buffer rate equals 100%, the rate of decrease in the hypothetical cash settlement amounts equals the rate of decrease in the final underlier levels when the final underlier level is less than the buffer level, and the minimum hypothetical cash settlement amount will be greater than zero. On the other hand, any hypothetical final underlier level that is greater than or equal to the buffer level (the section on and right of the “Buffer Level” marker on the horizontal axis) but less than the threshold level (the section left of the “Threshold Level” marker on the horizontal axis) would result in a hypothetical cash settlement amount of 100% of the face amount of a note (the horizontal line on the 100% marker on the vertical axis). Further, any hypothetical final underlier level that is greater than or equal to the threshold level (the section on and right of the 100% marker on the horizontal axis) but less than the cap level (the section left of the “Cap Level” marker on the horizontal axis) would result in a hypothetical cash settlement amount equal to the threshold settlement amount that is greater than or equal to 100% of the face amount of a note (the section on or above the 100% marker on the vertical axis). In addition, any hypothetical final underlier level that is greater than or equal to the cap level (the section on or right of the “Cap Level” marker on the horizontal axis) would result in a capped hypothetical cash settlement amount that is greater than 100% of the face amount of a note (the line perpendicular to the horizontal axis that is right of the “Cap Level” marker on the horizontal axis).

Chart 3:	A cap level is specified; the maximum settlement amount is equal to the threshold settlement amount; a buffer level is specified; and a buffer rate that is greater than 100% is specified.

The chart above shows that any hypothetical final underlier level that is less than the buffer level (the section left of the “Buffer Level” marker on the horizontal axis) would result in a hypothetical cash settlement amount that is less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. Since the buffer rate is greater than 100%, the rate of decrease in the hypothetical cash settlement amounts exceeds the rate of decrease in the final underlier levels when the final underlier level is less than the buffer level, and the hypothetical cash settlement amount may even be zero. On the other hand, any hypothetical final underlier level that is greater than or equal to the buffer level (the section on and right of the “Buffer Level” marker on the horizontal axis) but less than the threshold level (the section left of the “Threshold Level” marker on the horizontal axis) would result in a hypothetical cash settlement amount of 100% of the face amount of a note (the horizontal line on the 100% marker on the vertical axis). In addition, any hypothetical final underlier level that is greater than or equal to the threshold level (the section on or right of the “Threshold Level” marker on the horizontal axis) would result in a capped hypothetical cash settlement amount that is greater than 100% of the face amount of a note (the line perpendicular to the horizontal axis that is right of the “Threshold Level” marker on the horizontal axis) equal to the threshold settlement amount, which is equal to the maximum settlement amount.

Chart 4:	A cap level is specified; the maximum settlement amount is equal to the threshold settlement amount; no buffer level is specified; and a buffer rate that is greater than 100% is specified.

The chart above shows that any hypothetical final underlier level that is less than the threshold level (the section left of the “Threshold Level” marker on the horizontal axis) would result in a hypothetical cash settlement amount that is less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. Since the buffer rate is greater than 100%, the rate of decrease in the hypothetical cash settlement amounts exceeds the rate of decrease in the final underlier levels when the final underlier level is less than the threshold level, and the hypothetical cash settlement amount may even be zero. On the other hand, any hypothetical final underlier level that is greater than or equal to the threshold level (the section on or right of the “Threshold Level” marker on the horizontal axis) would result in a capped hypothetical cash settlement amount that is greater than 100% of the face amount of a note (the line perpendicular to the horizontal axis that is right of the “Threshold Level” marker on the horizontal axis) equal to the threshold settlement amount which is equal to the maximum settlement amount.

Notes Linked to a Basket of Underliers without Averaging Dates

If the final basket level is greater than the threshold level, on the stated maturity date for each note you will receive a cash settlement amount that is greater than the face amount of each of your notes, subject to the maximum settlement amount if specified in the applicable pricing supplement. If the applicable pricing supplement specifies a buffer level and if the final basket level is less than the threshold level but greater than or equal to the buffer level, on the stated maturity date for each note you will receive a cash settlement amount that will equal the face amount of each of your notes. If the applicable pricing supplement specifies a buffer level and if the final basket level is less than the buffer level, on the stated maturity date for each note you will receive a cash settlement amount that is less than the face amount of each of your notes. On the other hand, if the applicable pricing supplement does not specify a buffer level and if the final basket level is less than the threshold level, on the stated maturity date for each note you will receive a cash settlement amount that is less than the face amount of each of your notes.

The tables under “— Notes Linked to a Single Underlier without Averaging Dates” can also be used to illustrate the hypothetical amount payable at maturity on each note for a range of hypothetical percentage changes in the closing levels of the basket underliers. However, it is important to understand that the basket returns are based on the weighted returns of each underlier included in the basket, which can offset one another. The following examples assume an initial basket level of 100.

Example 6: All basket underliers have positive returns.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial basket level:	100
Hypothetical threshold level:	100
Hypothetical threshold settlement amount:	$1,050
No cap level is specified

Basket Underlier	Hypothetical Initial Underlier Level	Hypothetical Weighting Percentage	Hypothetical Weighting Multiplier	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Final Underlier Level × Weighting Multiplier
Underlier A	200	33.34%	0.1667	220	10%	36.674
Underlier B	800	33.36%	0.0417	880	10%	36.696
Underlier C	1500	33.30%	0.0222	1650	10%	36.630
					Final Basket Level:	110
					Basket Return:	10%

The final basket level is the sum of the products, as calculated for each basket underlier, of the applicable final underlier level times the corresponding weighting multiplier. The basket return is the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage. Assuming that no cap level is specified and that the threshold level and threshold settlement amount are as specified above, the cash settlement amount is calculated as follows:

Cash settlement amount	= greater of $1,050 and $1,000 + ($1,000 x 10%)= $1,100

Therefore, in this example, the hypothetical amount payable at maturity per note will equal $1,100.

Example 7: Mixed returns of basket underliers are applicable.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial basket level:	100

Hypothetical threshold level:	100
Hypothetical buffer level:	90

In the table below, two of the three basket underliers have a positive underlier return, but these positive returns are offset by a negative return of the basket underlier with the greatest weighting percentage in the basket.

Basket Underlier	Hypothetical Initial Underlier Level	Hypothetical Weighting Percentage	Hypothetical Weighting Multiplier	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Final Underlier Level × Weighting Multiplier
Underlier A	200	50%	0.25000	120	-40.00%	30.00
Underlier B	800	25%	0.03125	840	5.00%	26.25
Underlier C	1500	25%	0.01667	1600	6.67%	26.67
					Final Basket Level:	82.92
					Basket Return:	-17.08%

The basket return in this example is -17.08%. Assuming that a buffer level that equals 90% of the initial index level, the amount payable at maturity per $1,000 face amount of your notes will be the cash settlement amount, which will be calculated as follows:

If the applicable pricing supplement specifies a buffer rate that is greater than 100%,

Buffer rate	=	1,000	=	approximately 111.111%
		900

Cash settlement amount	=	$1,000	+	($1,000 x approximately 111.111% x	(	-17.08% + 100 - 90))	=	$921.33
						100

If the applicable pricing supplement specifies a buffer rate of 100%,

Cash settlement amount	=	$1,000	+	($1,000 x 100% x	(	-17.08% + 100 - 90))	=	$929.20
100

In the example above, since the final basket level of 82.92 is less than the buffer level of 90, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will be less than the $1,000 face amount. The buffer amount will equal the result of (i) the initial basket level of 100 minus the buffer level of 90 divided by (ii) the initial basket level of 100, expressed as a percentage, or 10%. If the applicable pricing supplement specifies a buffer rate equal to the quotient of the initial basket level of 100 divided by the buffer level of 90, or approximately 111.111%, the cash settlement amount will equal approximately $921.33. If the applicable pricing supplement specifies a buffer rate of 100%, the cash settlement amount will equal $929.20.

On the other hand, if no buffer level is specified in the applicable pricing supplement, and assuming the threshold level specified above, the amount payable at maturity per $1,000 face amount of your notes will be the cash settlement amount of approximately $829.20, calculated as follows.

Buffer rate	=	1,000	=	100%
		1,000
Cash settlement amount	=	$1,000	+	($1,000 x 100% x -17.08%) = $829.20

To see how a cap level or averaging dates affects the calculation of the amount payable at maturity for notes linked to a basket of underliers, please refer to the relevant examples described in “— Notes Linked to a Single Underlier without Averaging Dates” above and “— Notes with Averaging Dates” below, respectively, which would also apply to notes linked to a basket of underliers.

Notes Linked to Underliers Denominated in Non-U.S. Dollars

If your notes are linked to an underlier or basket underlier denominated in non-U.S. dollars and if specified in the applicable pricing supplement, the closing level of such underlier or basket underlier will be converted into U.S. dollars using the exchange rate specified in the applicable pricing supplement.

Example 8: All basket underliers have positive returns and all underlying currencies remain constant versus the U.S. dollar.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical threshold level:	100
Hypothetical threshold settlement amount:	$1,100
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

In the table below, the closing level of each basket underlier on the determination date is greater than the closing level of such basket underlier on the trade date. Because the exchange rates for each basket underlier on the trade date and the determination date are equal, these positive returns are not adjusted to reflect any change in the underlying currencies. All exchange rates are expressed as the U.S. dollar value of one unit of the non-U.S. dollar currency of the applicable basket underlier.

Basket Underlier	Hypothetical Closing Level of the Underlier on the Trade Date	Hypothetical Exchange Rate for Basket Underlier on Trade Date	Hypothetical Weighting Percentage of Basket Underlier	Hypothetical Weighting Multiplier	Hypothetical Closing Level of the Underlier on the Determination Date	Hypothetical Exchange Rate for Basket Underlier on Determination Date	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Final Underlier Level × Weighting Multiplier
Underlier A	200	1	20.00%	0.10	400	1	400	100%	40
Underlier B	800	1	40.00%	0.05	1,600	1	1,600	100%	80
Underlier C	1,600	1	40.00%	0.025	3,200	1	3,200	100%	80
								Initial Basket Level	100
								Final Basket Level	200
								Basket Return	100%

The final underlier level of each basket underlier will be determined by calculating the adjusted closing level of each basket underlier on the determination date.

The adjusted closing level of each basket underlier will be calculated by the calculation agent as the closing level of such underlier converted into U.S. dollars using the exchange rate for such underlier on the determination date. Because the exchange rate for each basket underlier on the trade date and the determination date are equal, the return on the notes will not be affected by converting the underlier level into U.S. dollars.

The final basket level will be calculated as the sum of the products, as calculated for each basket underlier, of the final underlier level for such basket underlier multiplied by the weighting multiplier for such basket underlier. The final basket level in this example is 200. The basket return will be calculated as the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level. The basket return in this example is 100%. Assuming that there is no cap level and that the threshold level and threshold settlement amount are as specified above, the amount payable at maturity per $1,000 face amount of your notes will be the cash settlement amount, which will be calculated as follows:

Cash settlement amount	= greater of $1,100 And $1,000 + ($1,000 x 100%)= $2,000

Therefore, in this example, the hypothetical amount payable at maturity per note will equal $2,000.

Example 9: All basket underliers have positive returns but are offset by declines in the U.S. dollar value of the underlying currencies and no buffer level is specified.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical threshold level:	100
Hypothetical threshold settlement amount:	$1,100
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical buffer level:	n/a

In the table below, the closing level of each basket underlier on the determination date is greater than its closing level on the trade date, but these positive returns are offset by a decline in the U.S. dollar value of the applicable underlying currencies. All exchange rates are expressed as the U.S. dollar value of one unit of the non-U.S. dollar currency of the applicable basket underlier.

Basket Underlier	Hypothetical Closing Level of the Underlier on the Trade Date	Hypothetical Exchange Rate for Basket Underlier on Trade Date	Hypothetical Weighting Percentage of Basket Underlier	Hypothetical Weighting Multiplier	Hypothetical Closing Level of the Underlier on the Determination Date	Hypothetical Exchange Rate for Basket Underlier on Determination Date	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Final Underlier Level × Weighting Multiplier
Underlier A	200	1	20.00%	0.10	400	0.25	100	-50%	10
Underlier B	800	1	40.00%	0.05	1,600	0.25	400	-50%	20
Underlier C	1,600	1	40.00%	0.025	3,200	0.25	800	-50%	40
								Initial Basket Level	100

Final Basket Level	50
Basket Return	-50%

The final underlier level of each basket underlier will be determined by calculating the adjusted closing level of each basket underlier on the determination date.

The adjusted closing level of each basket underlier will be calculated by the calculation agent as the closing level of such underlier converted into U.S. dollars using the exchange rate for such underlier. Because the decline in the value of the currencies in which the underliers are denominated against the U.S. dollar offsets the increase in the closing levels of the basket underliers, the cash settlement amount will be equal to the face amount of the note.

The final basket level will be calculated as the sum of the products, as calculated for each basket underlier, of the final underlier level for such basket underlier multiplied by the weighting multiplier for such basket underlier.

The final basket level in this example is 50. The basket return will be calculated as the quotient of (i) the final basket level of 50 minus the initial basket level of 100, divided by (ii) the initial basket level of 100, as follows:

Basket return	=	50 - 100	=	-50%
100

Because no buffer level is specified in the applicable pricing supplement, and assuming the threshold level specified above, the amount payable at maturity per $1,000 face amount of your notes will be the cash settlement amount of $500, calculated as follows.

Buffer rate	=	1,000	=	100%
		1,000
Cash settlement amount	=	$1,000	+	($1,000 x 100% x -50%) = $500.00

Therefore, in this example, the hypothetical amount payable at maturity per note will equal $500, even though the level of each basket underlier increased greatly over the life of the notes.

Example 10: All basket underliers have negative returns and are not offset by increases in the U.S. dollar value of the underlying currencies, the final basket level is below the threshold level and no buffer level is specified.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical threshold level:	100
Hypothetical threshold settlement amount:	$1,100
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical buffer level:	n/a

In the table below, the closing level of each basket underlier on the determination date is less than its closing level on the trade date, and these negative returns are not offset by an increase in the U.S. dollar value of the applicable underlying currencies. All exchange rates are expressed as the U.S. dollar value of one unit of the non-U.S. dollar currency of the applicable basket underlier.

Basket Underlier	Hypothetical Closing Level of the Underlier on the Trade Date	Hypothetical Exchange Rate for Basket Underlier on Trade Date	Hypothetical Weighting Percentage of Basket Underlier	Hypothetical Weighting Multiplier	Hypothetical Closing Level of the Underlier on the Determination Date	Hypothetical Exchange Rate for Basket Underlier on Determination Date	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Final Underlier Level × Weighting Multiplier
Underlier A	200	1	20.00%	0.10	175	1.1	192.5	-3.75%	19.25
Underlier B	800	1	40.00%	0.05	700	1.15	805	0.63%	40.25
Underlier C	1,600	1	40.00%	0.025	1,250	1.2	1,500	-6.25%	37.5
								Initial Basket Level	100
								Final Basket Level	97
								Basket Return	-3%

The final underlier level of each basket underlier will be determined by calculating the adjusted closing level of each basket underlier on the determination date.

The adjusted closing level of each basket underlier will be calculated by the calculation agent as the closing level of such underlier converted into U.S. dollars using the exchange rate for such underlier.

The final basket level will be calculated as the sum of the products, as calculated for each basket underlier, of the final underlier level of each basket underlier multiplied by the weighting multiplier for such basket underlier. In this example, because the increases in the value of the currencies in which the underliers are denominated against the U.S. dollar do not offset the decreases in the closing levels of the basket underliers, the final basket level is less than the initial basket level.

The final basket level in this example is 97. The basket return will be calculated as the quotient of (i) the final basket level of 97 minus the initial basket level of 100, divided by (ii) the initial basket level of 100, as follows:

Basket Return	=	97 – 100 100	=	–3%

Because no buffer level is specified in the applicable pricing supplement, and assuming the threshold level specified above, the amount payable at maturity per $1,000 face amount of your notes will be the cash settlement amount of $500, calculated as follows.

Buffer rate	=	1,000 1,000	=	100%

Cash settlement amount =$1,000 + ($1,000 × 100% × -3%) = $970.00

Therefore, in this example, the hypothetical amount payable at maturity per note will equal $970.

Notes with Averaging Dates

In the case of notes with averaging dates, the cash settlement amount, if any, will be based on the final underlier or basket level, which will equal the arithmetic average of the closing levels (or adjusted closing levels, if applicable) of the underlier or the basket closing levels on each of the averaging dates (four in the examples below) specified in the applicable pricing supplement. Because the value of the underlier or basket of underliers may be subject to significant fluctuations over the period covered by the averaging dates, it is not possible to present a chart or table illustrating the complete range of possible cash settlement amounts on the stated maturity date. The examples of the hypothetical cash settlement amount calculations that follow are intended to illustrate the effect of general trends in the closing levels of the underlier or the basket closing levels over such period on the amount payable to you at maturity. However, the underlier or basket of underliers may not increase or decrease over such period in accordance with any of the trends depicted by the hypothetical examples below.

Example 11: Four averaging dates are specified.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier/basket level:	100
Hypothetical threshold level:	100
Hypothetical threshold settlement amount:	$1,300
Hypothetical buffer level:	97.50
Hypothetical buffer rate:	102.56%
Hypothetical cap level	n/a
Hypothetical maximum settlement amount	n/a

The following four cases illustrate the amount payable at maturity on each note for a range of closing levels of an underlier or basket closing levels in a hypothetical issuance with four averaging dates and demonstrate the impact of basing the calculation of the cash settlement amount on the final underlier or basket level as determined over the averaging dates, assuming a face amount of $1,000, a hypothetical initial underlier or basket level of 100, a hypothetical threshold level of 100, a hypothetical threshold settlement amount of $1,300, a hypothetical buffer level of 97.50 and a hypothetical buffer rate of 102.56%.

	Case 1	Case 2	Case 3	Case 4
	Closing Level	Closing Level	Closing Level	Closing Level
1st Averaging Date	130	110	130	95
2nd Averaging Date	140	100	140	90
3rd Averaging Date	150	90	120	85
Last Averaging Date	160	80	100	125
Hypothetical Final Underlier/Basket Level	145.00	95.00	122.50	98.75
Hypothetical Threshold Level	100	100	100	100
Hypothetical Buffer Level	97.50	97.50	97.50	97.50
Amount Payable at Maturity on a $1,000 Face Amount	$1,450.00	$974.36	$1,300.00	$1,000.00

•

In Case 1, the underlier or basket closing levels increase on each averaging date but, due to the averaging of the closing levels over the averaging dates, the final underlier or basket level of 145 is lower than the closing level of 160 on the last averaging date. At maturity, for each note, the investor receives a cash settlement amount of $1,450.00. The return on the notes at maturity represents a 45.00% increase above the $1,000 face amount, which is less than the simple underlier or basket return of 60% over the life of the notes.

•

In Case 2, the closing levels decrease on each averaging date. The averaging of the underlier or basket closing levels over the averaging dates results in a final underlier or basket level of 95, which is higher than the closing level of 80 on the last averaging date. Because the final underlier or basket level is less than the buffer level of 97.50, the investor receives a cash settlement amount of approximately $974.36.

•

In Case 3, the underlier or basket closing levels reach a high of 140 on the second averaging date and decline on subsequent averaging dates. At maturity, the final underlier or basket level of 122.50 is higher than the closing level of 100 on the last averaging date. At maturity, for each note, the investor receives a cash settlement amount of $1,300, because the final underlier or basket level is greater than the threshold level. The return on the notes at maturity represents a 30.00% increase above the $1,000 face amount, even though the simple underlier or basket return over the life of the notes is 0%.

•

In Case 4, the underlier or basket closing levels decline on each of the first three averaging dates to a low of 85 and increase on the last averaging date. The final underlier or basket level of 98.75 is less than the closing level of 125.00 on the last averaging date. Because the final underlier or basket level is less than the threshold level but greater than the buffer level of 97.50, the cash settlement amount equals the $1,000 face amount, even though the closing level declines by 1.25% over the life of the notes. On the other hand, despite a simple underlier or basket return of 25% over the life of the notes, the investor will not receive any amount over the $1,000 face amount for each note at maturity.

We cannot predict the actual final underlier level(s) or final basket level(s) for your notes, nor can we predict the relationship between the underlier or basket level and the market value of your notes at any time prior to the stated maturity date. Furthermore, we cannot predict the actual currency exchange rate(s) (if applicable) with respect to any underlier on the determination date or on any averaging date. The actual amount that a holder of the notes will receive at maturity and the rate of return on the notes will depend on various terms we will set in the applicable pricing supplement and the actual final underlier level or basket level (and exchange rate(s), if applicable) determined by the calculation agent as described above (and, in the case of the rate of return, the price at which you purchase your notes). Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your notes on the stated maturity date may be very different from the information reflected in the examples above.

ADDITIONAL RISK FACTORS SPECIFIC TO THE UNDERLIER-LINKED DIGITAL NOTES

An investment in your notes is subject to the risks described below as well as the risks described in the applicable pricing supplement, the applicable general terms supplement, and under “Considerations Relating to Indexed Securities” in the accompanying prospectus dated September 19, 2011. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the underlier stocks, i.e., the stocks comprising the equity indices or exchange traded funds to which your notes are linked. You should carefully consider whether the notes are suited to your particular circumstances.

You May Lose Your Entire Investment in the Notes

You can lose all or substantially all of your investment in the notes. Our cash payment on your notes on the stated maturity date will be based on the performance of the applicable underlier or basket of underliers on the determination date or each of the averaging dates, as applicable, over its level on the trade date. If the applicable pricing supplement specifies a buffer level, and if the final underlier or basket level is less than the buffer level, then you will lose the buffer rate times 1% of the face amount of your notes for every 1% negative underlier or basket return below such return at the buffer level. Moreover, in this case, you will lose more than 1% for every 1% negative underlier or basket return below the underlier or basket return at the buffer level unless the applicable pricing supplement specifies a buffer rate of 100%. On the other hand, if the applicable pricing supplement does not specify a buffer level, and if the final underlier or basket level is less than the threshold level, then you will lose the buffer rate times 1% of the face amount of your notes for every 1% negative underlier or basket return below such return at the threshold level. Moreover, in this case, you will lose more than 1% for every 1% negative underlier or basket return below the underlier or basket return at the threshold level unless the applicable pricing supplement specifies a buffer rate of 100%. Thus, unless the applicable pricing supplement specifies a buffer rate of 100%, you may lose your entire investment in the notes. Even if the applicable pricing supplement specifies a buffer rate of 100%, you may lose a significant portion of your investment in the notes.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

Assuming No Changes in Market Conditions or any Other Relevant Factors, the Market Value of

Your Notes on the Date of Any Applicable Pricing Supplement (as Determined By Reference to Pricing Models Used By Goldman, Sachs & Co.) Will, and the Price You May Receive for Your

Notes May, Be Significantly Less Than the Issue Price

The original issue price for your notes, the price at which Goldman, Sachs & Co. would initially buy or sell your notes (if Goldman, Sachs & Co. makes a market, which it is under no obligation to do) and the value that Goldman, Sachs & Co. will initially use for account statements and otherwise will significantly exceed the value of your notes using such pricing models. The amount of such excess will decline on a straight line basis over a period to be specified in the applicable pricing supplement for your notes, after which period, the price at which Goldman, Sachs & Co. would buy or sell notes will reflect the value determined by reference to the pricing models, plus our customary bid and asked spread.

In addition to the factors discussed above, the value or quoted price of your notes at any time, however, will reflect many factors and cannot be predicted. If Goldman, Sachs & Co. makes a market in the notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, including deterioration in our creditworthiness or perceived creditworthiness whether measured by our credit ratings or other credit measures. These changes may adversely affect the market price of your notes, including the price you may receive for your notes in any market making transaction. To the extent that Goldman, Sachs & Co. makes a market in the notes, it may receive income from the spreads between its bid and offer prices for the notes, if any. The quoted price (and the value of your notes that Goldman, Sachs & Co. will use for account statements or otherwise) could be higher or lower than the original issue price, and may be higher or lower than the value of your notes as determined by reference to pricing models used by Goldman, Sachs & Co.

If at any time a third party dealer quotes a price to purchase your notes or otherwise values your notes, that price may be significantly different (higher or lower) than any price quoted by Goldman, Sachs & Co. You should read “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.

There is no assurance that Goldman, Sachs & Co. or any other party will be willing to purchase your notes; and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have an Active Trading Market” below.

The Potential for the Value of Your Notes to Increase May Be Limited

If the applicable pricing supplement specifies that your notes are subject to the cap level, your ability to participate in any change in the value of the underlier or basket of underliers over the life of the notes will be limited. If so specified, the maximum settlement amount will limit the amount in cash you may receive for each of your notes at maturity, no matter how much the level of the underlier or basket of underliers, as applicable, may rise beyond the cap level over the life of the notes. If the threshold settlement amount is equal to the maximum settlement value, because of the digital feature of the notes, the magnitude by which the final underlier level is greater than the threshold level will not impact the cash settlement amount. Accordingly, the amount payable for each of your notes may be significantly less than it would have been had you invested directly in the underlier or basket of underliers.

In addition, if the upside participation rate specified in the applicable pricing supplement is less than 100% and at maturity the final underlier or basket level exceeds the initial underlier or basket level, the amount in cash you receive at maturity will be less than the amount you would have otherwise received if you invested directly in the underlier or basket of underliers. This is because an upside participation rate of less than 100% will have the effect of reducing your exposure to any positive underlier or basket returns.

Your Notes May Not Have an Active Trading Market

We do not expect your notes will be listed or displayed on any securities exchange or included in any interdealer market quotation system, and as a result there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

The following factors, among others, many of which are beyond our control, may influence the market value of your notes:

•	the volatility — i.e., the frequency and magnitude of changes — of the levels of the underlier or basket of underliers;

•	whether your notes are linked to a single underlier or a basket of underliers;

•

the level of the underlier or underliers to which your notes are linked, the upside participation rate, the weighting multipliers, the threshold level, cap level and/or the buffer level, as applicable;

•	the dividend rates of the stocks underlying the underlier or basket underliers;

•

economic, financial, regulatory, political, military and other events that affect stock markets generally and the stocks underlying the underlier or basket underliers, and which may affect the closing level of the underlier or the basket closing level;

•	interest rates and yield rates in the market;

•	the time remaining until your notes mature; and

•	our creditworthiness, whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or changes in other credit measures.

These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. You cannot predict the future performance of the applicable underlier or basket of underliers based on their historical performance.

If the Levels of the Underlier or Underliers Change, the Market Value of Your Notes May Not

Change in the Same Manner

Your notes may trade quite differently from the performance of the underlier or basket of underliers. Changes in the levels of the underlier or basket of underliers may not result in a comparable change in the market value of your notes. We discuss some of the reasons for this disparity under “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.

The Amount Payable on Your Notes May Be Linked to the Closing Levels of the Underlier or Underliers on a Specified Number of Averaging Dates

If specified in the applicable pricing supplement, the underlier or basket will be based on the arithmetic average of the closing levels (or adjusted closing levels, if applicable) of the underlier or basket, as applicable, on each of the specified averaging dates (each of which is subject to postponement in case of market disruption events or non-trading days), and therefore not the simple performance of the underlier or basket of underliers over the life of your notes. For example, if the closing level of a particular underlier dramatically surged on the last of five averaging dates (in other words, the determination date), the amount payable for each of your notes may be significantly less than it would have been had the amount payable been linked only to the closing level of the underlier on that last averaging date.

The Tax Consequences of an Investment in Your Notes Are Uncertain

The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes. We discuss these matters under “Supplemental Discussion of Federal Income Tax Consequences” below. Pursuant to the terms of the notes, The Goldman Sachs Group, Inc. and you agree (in the absence of an administrative or judicial ruling to the contrary) to characterize each of your notes for all purposes as a pre-paid forward contract or a pre-paid derivative contract (which is an income-bearing pre-paid forward contract or pre-paid derivative contract if the notes bear a coupon) in respect of the underlier or basket of underliers, as specified in the applicable pricing supplement. If your notes are so treated, it would be reasonable for you to treat any gain or loss you recognize upon the sale, maturity or redemption of your notes (excluding amounts attributable to interest) as capital gain or loss in an amount equal to the difference between the amount you receive on the stated maturity date and the amount you paid for your notes. Such gain or loss generally would be long-term capital gain or loss if you held your notes for more than one year. If you are a U.S. alien holder (as defined in “Supplemental Discussion of Federal Income Tax Consequences” below), and your notes bear a coupon, we intend to withhold on the coupon payments on your notes at a 30% rate. Please also consult your own tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

The Internal Revenue Service announced on December 7, 2007 that it is actively considering the proper federal tax treatment of financial instruments such as the notes and it is possible that any future guidance could adversely affect the tax treatment and the value of the notes. Except to the extent otherwise provided by law, The Goldman Sachs Group, Inc. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment set forth in “Supplemental Discussion of Federal Income Tax Consequences” on page S-42 unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

In addition, legislation was introduced in Congress in 2007, that, if enacted, would have required holders that acquire the notes after the bill is enacted to accrue interest income over the term of such notes even if there may be no interest payments over the term of the notes. It is not possible to predict whether a similar or an identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your notes.

The tax discussion herein addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this product supplement but it does not address the tax treatment of any particular note. Accordingly, tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement.

If you are a non-U.S. investor, please also read the section of this product supplement no. 1127 called “Supplemental Discussion of Federal Income Tax Consequences”.

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the underlier-linked digital notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the underlier-linked digital notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the underlier-linked digital notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

GENERAL TERMS OF THE UNDERLIER-LINKED DIGITAL NOTES

In addition to the terms described on S-1 to S-10 of this product supplement no. 1127, the following general terms will apply to the underlier-linked digital notes, including your notes:

Underlier, Basket Underlier, Underlier Sponsor and Underlier Stocks

In this product supplement no. 1127, when we refer to an underlier, we mean the applicable underlier specified in the applicable pricing supplement, or any successor underlier, as such underlier or successor underlier may be modified, replaced or adjusted from time to time as described in the applicable general terms supplement. When we refer to a basket underlier, we mean the applicable underlier included in the basket specified in the applicable pricing supplement, or any successor underlier, as such underlier or successor underlier may be modified, replaced or adjusted from time to time as described in the applicable general terms supplement. When we refer to an underlier sponsor as of any time, we mean the entity, including any successor sponsor, that determines and publishes the applicable underlier as then in effect, if applicable. When we refer to the underlier stocks as of any time, except as otherwise stated herein or in any applicable pricing supplement hereto, we mean the stocks that comprise the applicable underlier or basket underlier, or any constituent underlier of such underlier or basket underlier, as then in effect, after giving effect to any additions, deletions or substitutions. If applicable, when we refer to constituent indices as of any time, except as otherwise stated herein or in any applicable pricing supplement hereto, we mean the component indices that may comprise the applicable underlier as then in effect, after giving effect to any additions, deletions or substitutions.

Payment of Principal on Stated Maturity Date

On the stated maturity date, we will exchange each of your notes for the cash settlement amount, if any, subject to any adjustments or modifications as described below.

Cash Settlement Amount for Notes With Buffer Level

This subsection entitled “— Cash Settlement Amount for Notes With Buffer Level” is applicable to your notes if the applicable pricing supplement specifies a buffer level for your notes. If the applicable pricing supplement so provides, the buffer level will be a specified percentage (less than 100% and greater than 0%) of the initial underlier level or initial basket level.

Notes Linked to a Single Underlier. If the final underlier level is greater than or equal to the threshold level, the cash settlement amount will be an amount in cash equal to the greater of (1) the threshold settlement amount or (2) the sum of (i) the face amount of each of your notes plus (ii) the product of the face amount of each of your notes times the upside participation rate, if applicable times the underlier return, subject to adjustment described under “— Cash Settlement Amount for Notes Subject to Cap Level — Notes Linked to a Single Underlier” below if the applicable pricing supplement specifies a cap level. The cash settlement amount will be greater than the face amount of each of your notes.

•	If applicable, the upside participation rate will be a positive percentage, which may be greater than or less than 100%, if specified in the applicable pricing supplement.

•	The underlier return will equal the result of (i) the final underlier level minus the initial underlier level divided by (ii) the initial underlier level, expressed as a percentage.

•

The final underlier level will equal the closing level of the underlier on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the underlier on each of the specified averaging dates, subject to adjustments as described in the applicable general terms supplement and, if applicable, “— Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below.

•	The initial underlier level will be specified in the applicable pricing supplement.

If the final underlier level is less than the threshold level and greater than or equal to the buffer level, the cash settlement amount will equal the face amount of each of your notes.

If the final underlier level is less than the buffer level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the buffer rate times (C) the sum of the underlier return plus the buffer amount. Since the sum of the underlier return plus the buffer amount will be a negative amount in this case, the cash settlement amount will be less than the face amount of each of your notes and, if the buffer rate specified in the applicable pricing supplement is greater than 100%, the cash settlement amount could even be zero.

•

The buffer rate in this case will be a positive percentage specified in the applicable pricing supplement, and is expected to equal either (i) the quotient of the initial underlier level divided by the buffer level, expressed as a percentage, or (ii) 100%.

•

The buffer amount in this case will be a positive percentage specified in the applicable pricing supplement, and is expected to equal the result of (i) the initial underlier level minus the buffer level divided by (ii) the initial underlier level, expressed as a percentage.

Notes Linked to a Basket of Underliers. If the final basket level is greater than or equal to the threshold level, the cash settlement amount will be an amount in cash equal the greater of (1) the threshold settlement amount or (2) the sum of (i) the face amount of each of your notes plus (ii) the product of the face amount of each of your notes times the upside participation rate, if applicable times the basket return, subject to adjustment described under “— Cash Settlement Amount for Notes Subject to Cap Level — Notes Linked to a Basket of Underliers” below if the applicable pricing supplement specifies a cap level. The cash settlement amount will be greater than the face amount of each of your notes.

•	The basket return will equal the result of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level.

•

The final basket level will be the basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the basket closing levels on each of the specified averaging dates, subject to adjustments as described in the applicable general terms supplement.

•

The basket closing level on any given trading day will equal the sum of the products, as calculated for each basket underlier, of the closing level for such basket underlier on such trading day multiplied by its respective weighting multiplier, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below.

•	A basket underlier refers to any underlier in the specified basket of underliers.

•

A weighting multiplier for a basket underlier is a positive amount specified in the applicable pricing supplement, which is expected to equal the quotient of (i) the product of the initial basket level times the weighting percentage for such basket underlier divided by (ii) the initial underlier level for such basket underlier, as set forth in the applicable pricing supplement for your notes, subject to adjustment as described under “— Discontinuance or Modification of an Underlier” below.

•

The weighting percentage for each basket underlier will be the applicable percentage weight within the basket provided for such basket underlier as specified in the applicable pricing supplement. The sum of the weighting percentages for all of the basket underliers will be 100%.

•	The initial basket level will be specified in the applicable pricing supplement.

If the final basket level is less than the threshold level and greater than or equal to the buffer level, the cash settlement amount will equal the face amount of each of your notes.

If the final basket level is less than the buffer level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of the face amount of each of your notes times the buffer rate times the sum of the basket return plus the buffer amount. Since the sum of the basket return plus the buffer amount will be a negative amount in this case, the cash settlement amount will be less than the face amount of each of your notes and, if the buffer rate specified in the applicable pricing supplement is greater than 100%, the cash settlement amount could even be zero.

•

The buffer rate in this case will be a positive percentage specified in the applicable pricing supplement, and is expected to equal either (i) the quotient of the initial basket level divided by the buffer level, expressed as a percentage, or (ii) 100%.

•

The buffer amount in this case will be a positive amount specified in the applicable pricing supplement, and is expected to equal the result of (i) the initial basket level minus the buffer level divided by (ii) the initial basket level, expressed as a percentage.

Cash Settlement Amount for Notes Without Buffer Level

This subsection entitled “— Cash Settlement Amount for Notes Without Buffer Level” is applicable to your notes if the applicable pricing supplement does not specify a buffer level or specifies that a buffer level is not applicable to your notes.

Notes Linked to a Single Underlier. If the final underlier level is greater than or equal to the threshold level, the cash settlement amount will be determined as described under “— Cash Settlement Amount for Notes With Buffer Level — Notes Linked to a Single Underlier” above.

If the final underlier level is less than the threshold level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the buffer rate times (C) the sum of the underlier return plus the threshold amount. Since the sum of the underlier return plus the threshold amount will be a negative amount in this case, the cash settlement amount will be less than the face amount of each of your notes and, if the buffer rate specified in the applicable pricing supplement is greater than 100%, the cash settlement amount could even be zero.

•

The buffer rate in this case will be a positive percentage specified in the applicable pricing supplement, and is expected to equal either (i) the quotient of the initial underlier level divided by the threshold level, expressed as a percentage, or (ii) 100%.

•

The threshold amount in this case will be a positive percentage specified in the applicable pricing supplement, and is expected to equal the result of (i) the initial underlier level minus the threshold level divided by (ii) the initial underlier level, expressed as a percentage.

Notes Linked to a Basket of Underliers. If the final basket level is greater than or equal to the threshold level, the cash settlement amount will be determined as described under “— Cash Settlement Amount for Notes With Buffer Level — Notes Linked to a Basket of Underliers” above.

If the final basket level is less than the threshold level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of the face amount of each of your notes times the buffer rate times the sum of the basket return plus the threshold amount. Since the sum of the basket return plus the threshold amount will be a negative amount in this case, the cash settlement amount will be less than the face amount of each of your notes and, if the buffer rate specified in the applicable pricing supplement is greater than 100%, the cash settlement amount could even be zero.

•

The buffer rate in this case will be a positive percentage specified in the applicable pricing supplement, and is expected to equal either (i) the quotient of the initial basket level divided by the threshold level, expressed as a percentage, or (ii) 100%.

•

The threshold amount in this case will be a positive amount specified in the applicable pricing supplement, and is expected to equal the result of (i) the initial basket level minus the threshold level divided by (ii) the initial basket level, expressed as a percentage.

Cash Settlement Amount for Notes Subject to Cap Level

The cash settlement amount, if any, for your notes will be modified as described under this subsection entitled “— Cash Settlement Amount for Notes Subject to Cap Level” only if the applicable pricing supplement specifies a cap level for your notes. If the applicable pricing supplement so provides, the cap level will be a specified percentage (which will be greater than 100%) of the initial underlier or basket level.

Notes Linked to a Single Underlier. If a cap level is specified in the applicable pricing supplement, the cash settlement amount will equal the lesser of (i) the cash settlement amount calculated as described under the subsection entitled “— Cash Settlement Amount for Notes With Buffer Level — Notes Linked to a Single Underlier” or “— Cash Settlement Amount for Notes Without Buffer Level — Notes Linked to a Single Underlier” above, as the case may be, and (ii) the maximum settlement amount.

•

The maximum settlement amount in this case is an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate, if applicable times (C) the quotient of (1) the cap level minus the initial underlier level divided by (2) the initial underlier level.

Because of the formula we use to calculate the maximum settlement amount, the cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to Cap Level” will always be less than the cash settlement amount calculated without regard to the cap level if the final underlier level is greater than the cap level.

Notes Linked to a Basket of Underliers. If a cap level is specified in the applicable pricing supplement, the cash settlement amount will equal the lesser of (i) the cash settlement amount calculated as described under the subsection entitled “— Cash Settlement Amount for Notes With Buffer Level — Notes Linked to a Basket of Underliers” or “— Cash Settlement Amount for Notes Without Buffer Level — Notes Linked to a Basket of Underliers” above, as the case may be, and (ii) the maximum settlement amount.

•

The maximum settlement amount in this case is an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate, if applicable times (C) the quotient of (1) the cap level minus the initial basket level divided by (2) the initial basket level.

Because of the formula we use to calculate the maximum settlement amount, the cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to Cap Level” will always be less than the cash settlement amount calculated without regard to the cap level if the final basket level is greater than the cap level.

Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value

This subsection entitled “— Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” is applicable only if the applicable pricing supplement specifies that an underlier or basket underliers denominated in currencies other than U.S. dollars will be adjusted to reflect their U.S. dollar value. If the applicable pricing supplement so provides, the closing level of the underlier or each basket underlier will be adjusted to reflect the U.S. dollar value of the underlier using the applicable exchange rate specified in the applicable pricing supplement.

•	The exchange rate for an underlier on any trading day will be as described in the applicable pricing supplement.

•

The adjusted closing level with respect to the underlier or a basket underlier on any trading day will equal the closing level of such underlier on such trading day converted into U.S. dollars using the exchange rate with respect to such underlier on such trading day.

•

The final underlier level with respect to the underlier or a basket underlier will equal the adjusted closing level of such underlier on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the adjusted closing levels of the underlier on each of the specified averaging dates, subject to adjustment as described in the applicable general terms supplement.

•

The basket closing level on any trading day will equal the sum of the products, as calculated for each basket underlier, of the adjusted closing level of such basket underlier multiplied by its respective weighting multiplier.

The cash settlement amount will be as described under “— Cash Settlement Amount For Notes With a Buffer Level”, “— Cash Settlement Amount For Notes Without a Buffer Level” or “— Cash Settlement Amount For Notes Subject to Cap Level” above.

Role of Calculation Agent

The calculation agent, in its sole discretion, will make all determinations regarding the interest payment, if applicable; the final underlier or basket level; the underlier return; the basket return; market disruption events; successor underliers; the exchange rates, if applicable; stated maturity date; determination date; averaging dates, if applicable; business days, trading days; the cash settlement amount and the amount payable on your notes at maturity or upon redemption; and any other determination as applicable or specified in the applicable pricing supplement. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Please note that the firm named as the calculation agent in this product supplement no. 1127, is the firm serving in that role as of the issue date of your notes, unless otherwise specified in the applicable pricing supplement. We may change the calculation agent after the issue date without notice and the calculation agent may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below. The original price of the notes includes the calculation agent’s commissions (as shown on the cover page of the applicable pricing supplement) paid with respect to the notes and the cost of hedging our obligations.

In anticipation of the sale of the notes, we and/or our affiliates expect to enter into hedging transactions involving purchases of the underlier (in the case of exchange-traded funds), the underlier stocks, listed or over-the-counter options, futures and/or other instruments linked to the underliers, constituent indices of such underlier, the underlier stocks, foreign currencies or other instruments linked to the underliers, constituent indices of such underlier, the underlier stock, indices designed to track the performance of the relevant equity markets or components of such markets on or before the trade date. In addition, from time to time after we issue the notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the notes and perhaps in connection with other notes we issue, some of which may have returns linked to any one or more of the underliers, one or more of the constituent indices thereof, as applicable, the underlier stocks or foreign currencies. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

•

expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to some or all of the underliers, some or all of the constituent indices of such underlier or some or all underlier stocks or foreign currencies;

•	may take or dispose of positions in the securities of the underlier stock issuers themselves or the underlier (in the case of exchange-traded funds);

•

may take or dispose of positions in listed or over-the-counter options or other instruments based on underliers designed to track the performance of the stock exchanges or other components of the equity markets;

•

may take short positions in the underlier stocks or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser; and/or

•	may acquire or dispose of U.S. dollars in foreign exchange transactions involving the Japanese yen, euro, British pound sterling or other foreign currency or currencies.

We and/or our affiliates may acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the underliers, the constituent indices of such underliers, as applicable, the underlier stocks or the foreign currencies. We expect these steps to involve sales of instruments linked to the underliers, the underlier stocks or the foreign currencies on or shortly before the determination date. These steps also may involve sales and/or purchases of some or all of the underlier stocks or listed or over-the-counter options, futures or other instruments linked to any one or more of the underliers, constituent underliers thereof or the foreign currencies, some or all of the underlier stocks, constituent indices or indices designed to track the performance of the U.S., European, Asian or other stock exchanges or other components of the U.S., European, Asian or other equity markets or other components of such markets, as applicable.

The hedging activity discussed above may adversely affect the market value of your notes from time to time and the value of the consideration that we will deliver on your notes at maturity. See the applicable general terms supplement for a discussion of these adverse effects.

SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement.

The following section is the opinion of Sidley Austin LLP and Sullivan & Cromwell LLP, counsel to The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin LLP and Sullivan & Cromwell LLP that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your notes and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

The following discussion addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this prospectus supplement but it does not address the tax treatment of any particular note. Accordingly, tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement. Furthermore, this discussion only addresses the tax treatment of notes that are not linked to currency exchange rates. The tax treatment of currency-linked notes will be addressed in the applicable pricing supplement.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax exempt organization;

•	a regulated investment company;

•	a common trust fund;

•	a person that owns a note as a hedge or that is hedged against interest rate or currency risks;

•	a person that owns a note as part of a straddle or conversion transaction for tax purposes; or

•	a United States holder whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your own tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

You will be obligated pursuant to the terms of the notes — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize each note for all tax purposes as a pre-paid forward contract or a pre-paid derivative contract (which is an income-bearing pre-paid forward contract or pre-paid derivative contract if the notes bear a coupon) in respect of the underlier or basket of underliers, as specified in the applicable pricing supplement. Except as otherwise noted below, the discussion herein assumes that the notes will be so treated.

If your notes bear a coupon, it is likely that any coupon payment will be taxed as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

Upon the sale, exchange, redemption or maturity of your notes, it would be reasonable for you to recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time (excluding amounts attributable to interest) and your tax basis in your notes. Your tax basis in the notes will generally be equal to the amount that you paid for the note. If you hold your notes for more than one year, the gain or loss generally will be long-term capital gain or loss, except to the extent attributable to accrued but unpaid coupon, if any, with respect to your notes. If you hold your notes for one year or less, the gain or loss generally will be short-term capital gain or loss, except to the extent attributable to accrued but unpaid coupon, if any, with respect to your notes. Any resulting character mismatch may result in adverse tax consequences to you, because an investor’s ability to deduct capital losses is subject to significant limitations.

We will not attempt to ascertain whether any component of an underlier would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Internal Revenue Code. If a component of an underlier were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a U.S. holder. You should refer to information filed with the SEC with respect to each component and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of a particular component of an underlier is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing contingent payment obligations if your notes have a term of more than one year. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield — i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.

If the rules governing contingent payment obligations apply, you would recognize gain or loss upon the sale, redemption, or maturity of your notes in an amount equal to the difference, if any, between the amount of cash you receive at that time and your adjusted basis in your notes. In general, your adjusted basis in your notes would equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes, in accordance with the comparable yield and the projected payment schedule for your notes, and decreased by the amount of interest payments you receive with respect to your notes.

If the rules governing contingent payment obligations apply, any gain you recognize upon the sale or maturity of your notes would be ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and thereafter, as a capital loss.

If the rules governing contingent payment obligations apply, special rules would apply to a person who purchases notes at a price other than the adjusted issue price as determined for tax purposes.

If your notes have a term of one year or less, the Internal Revenue Service may assert that your notes should be treated as short-term debt instruments. Although there is no authority that specifically addresses the tax treatment of short-term notes that provide for contingent payments, it is likely that if your notes are so treated you would not recognize any income prior to the maturity of the notes (except for the stated interest on the notes). If your notes are so treated and you are an initial purchaser of the notes whose taxable year does not end on a day that is between the determination date and the maturity date, you should recognize ordinary income or short-term capital loss upon the maturity of your notes in an amount equal to the difference between the amount you receive with respect to your notes at such time and the amount you paid for your notes. Upon a sale or exchange of your notes, it would be reasonable for you to recognize short-term capital gain or loss in an amount equal to the difference between the amount you paid for your notes and the amount received by you upon such sale or exchange, unless you sell or exchange your notes between the determination date and the maturity date, in which case it would be reasonable for you to generally treat any gain that you recognize as ordinary income and any loss that you recognize as a short-term capital loss. If you are a secondary purchaser of the notes, special rules apply to you and you should consult your own tax advisor. There is no statutory, judicial or administrative authority that governs how short-term contingent debt should be treated for U.S. federal income tax purposes. Accordingly, if your notes have a term of less than one year, you should consult your tax advisor about this potential alternative treatment.

It is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you different from those described above. For example, if your notes bear a coupon, your notes could also be treated as a unit consisting of a forward contract (the “Forward Contract”) and an interest-bearing cash deposit used to secure your obligation to purchase the underlying stock under the Forward Contract (the “Cash Deposit”). Under this characterization, if you are an initial purchaser of the notes, your notes would likely be treated for U.S. federal income tax purposes in the same manner as a pre-paid interest-bearing Forward Contract as described above. If, however you are a secondary purchaser of the notes, you would likely be required to allocate your purchase price for the securities between the Forward Contract and the Cash Deposit based on the respective fair market value of each on the date of the purchase. If the portion of your purchase price allocated to the Cash Deposit is at a discount from, or is in excess of , the principal amount of your security, you may be subject to the market discount or amortizable bond premium rules described in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — United States Holders — Market Discount” and “United States Taxation — Taxation of Debt Securities — United States Holders — Debt Securities Purchased at a Premium” with respect to the Cash Deposit. Accordingly, if you purchase your notes in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

If your notes bear a coupon, it is also possible that the Internal Revenue Service could seek to characterize your notes as a notional principal contract. If your notes bear a coupon, it is also possible that the coupon payments would not be treated as interest for U.S. federal income tax purposes, but instead would be treated in some other manner. For example, the coupon payments could be treated all or in part as contract fees in respect of a forward contract, and the U.S. federal income tax treatment of such contract fees is uncertain. In addition, if your notes provide a fixed supplemental amount of return irrespective of the performance of the underlier or basket of underliers, it is possible that the Internal Revenue Service may take the position that you are required to accrue the supplemental amount in ordinary income over the life of your notes or that it should be characterized as ordinary income upon the maturity of the notes irrespective of the amount you receive upon the maturity of your notes.

In addition, if your notes are properly treated as a pre-paid forward or derivative contract (or income-bearing forward or derivative contract), the constructive ownership rules of Section 1260 of the Internal Revenue Code could possibly apply to notes that have a term in excess of one year if the underlier is or if the basket includes an underlier that is an exchange traded fund or other “pass-thru entity” (as defined in Section 1260(c)(2)). If your notes were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale or maturity of your notes would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the fund (in an amount equal to the interest in the fund that is returned by your notes) on the date that you purchased your notes and sold such interest in the fund on the date of the sale or maturity of the notes (the “Excess Gain Amount”). Because the maturity payment under the notes will likely only reflect the appreciation in the value of the shares and will not be determined by reference to any short-term capital gains or ordinary income that is recognized by holders of shares of the fund, it is likely that the Excess Gain Amount will be equal to zero, and that the application of the constructive ownership rules should accordingly not have any adverse effects to you. Because the application of the constructive ownership rules is unclear, however, you are strongly urged to consult your tax adviser with respect to the possible application of the constructive ownership rules to your investment in the notes.

It is also possible that your notes could be treated in the manner described above, except that (i) any gain or loss that you recognize at maturity would be treated as ordinary gain or loss or (ii) you should not include the coupons, if any, in income as you receive them but instead you should reduce your basis in your notes by the amount of the coupon payments that you receive. In addition, it is possible that you could recognize gain when there is a change to the components of the underlier or any of the underliers that comprise the basket. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering the proper federal income tax treatment of an instrument such as your notes, including whether the holder of an instrument such as your notes should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise provided by law, The

Goldman Sachs Group, Inc. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment set forth in this section unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment and the value of your notes.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired such notes after the bill was enacted to accrue interest income over the term of such notes even though there may be no interest payments over the term of such notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of such notes.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Backup Withholding and Information Reporting

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes.

United States Alien Holders

This section applies to you only if you are a United States alien holder. You are a United States alien holder if you are the beneficial owner of notes and are, for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from notes.

If your notes bear a coupon, because the U.S. federal income tax treatment (including the applicability of withholding) of the coupon payments on the notes is uncertain, in the absence of further guidance, we intend to withhold on the coupon payments (including any coupon payments on your notes at maturity) made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a United States alien holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the payments were characterized as contract fees). Withholding also may not apply to coupon payments made to you if: (i) the coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate United States alien holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

Whether or not your notes bear a coupon, you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes at maturity and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Alien Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective United States alien holders of the notes should consult their own tax advisors in this regard.

We will not attempt to ascertain whether any component of an underlier would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Internal Revenue Code. If a component of an underlier were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a United States alien holder. You should refer to information filed with the SEC with respect to each component and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of a particular component of an underlier is or becomes a USRPHC.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effects, that would cause payments on your notes at maturity to be subject to withholding, even if you comply with certification requirements as to your foreign status.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and no advice provided by The Goldman Sachs Group, Inc. or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

SUPPLEMENTAL PLAN OF DISTRIBUTION

With respect to each underlier-linked digital note to be issued, The Goldman Sachs Group, Inc. expects to agree to sell to Goldman, Sachs & Co., and Goldman, Sachs & Co. expects to agree to purchase from The Goldman Sachs Group, Inc., the face amount of the notes specified, at the price specified under “Net proceeds to the issuer”, in the applicable pricing supplement. Goldman, Sachs & Co. proposes initially to offer each note it purchases to the public at the original issue price specified in the applicable pricing supplement and, if the applicable pricing supplement so provides, to certain securities dealers at such price less a concession or no concession as specified in the applicable pricing supplement.

In the future, Goldman, Sachs & Co. or other affiliates of The Goldman Sachs Group, Inc. may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. The estimated share of The Goldman Sachs Group, Inc. of the total offering expenses for your notes, excluding underwriting discounts and commissions and marketing and licensing fees, will be provided in the applicable pricing supplement. For more Information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of underlier-linked digital notes which are the subject of the offering contemplated by this product supplement in relation thereto may not be made to the public in that Relevant Member State except that, with effect from and including the Relevant Implementation Date, offer of such underlier-linked digital notes may be made to the public in that Relevant Member State:

a)	if the final terms in relation to the underlier-linked digital notes specify that an offer of those underlier-linked digital notes may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”), following the date of publication of a prospectus in relation to the underlier-linked digital notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus or final terms, as applicable and the Issuer has consented in writing to its use for the purpose of that Non-exempt Offer;

b)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

c)	at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Issuer for any such offer; or

d)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of underlier-linked digital notes referred to in (b) to (d) above shall require the Issuer or any Dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of underlier-linked digital notes to the public” in relation to any underlier-linked digital notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the underlier-linked digital notes to be offered so as to enable an investor to decide to purchase or subscribe the underlier-linked digital notes, as the same may be varied in that Member State by any measure implementing the Prospectus

Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Goldman, Sachs & Co. has represented and agreed that:

(a) in relation to any underlier-linked digital notes that have a maturity of less than one year (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the underlier-linked digital notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) by The Goldman Sachs Group, Inc.;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the underlier-linked digital notes in circumstances in which Section 21(1) of the FSMA does not apply to The Goldman Sachs Group, Inc.; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the underlier-linked digital notes in, from or otherwise involving the United Kingdom.

No advertisement, invitation or document relating to the underlier-linked digital notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), if such advertisement, invitation or document is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the underlier-linked digital notes which are or are intended to be disposed of only to persons outside of Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong, the “SFO”) and any rules made thereunder.

The underlier-linked digital notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, the “FIEL”) and Goldman, Sachs & Co. has agreed that it will not offer or sell any underlier-linked digital notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan. As used in this paragraph, resident of Japan means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

This product supplement no. 1127 or any applicable pricing supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 1127, any applicable pricing supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the underlier-linked digital notes may not be circulated or distributed, nor may the underlier-linked digital notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person (pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the underlier-linked digital notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the underlier-linked digital notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) pursuant to Section 276(7) of the SFA.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this product supplement, the applicable general terms supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This product supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this product supplement, the applicable general terms supplement, the accompanying prospectus and prospectus supplement is current only as of the respective dates of such documents.

Product Supplement

Page

Summary Information	S-1
Hypothetical Returns on the Underlier-Linked Digital Notes	S-11
Additional Risk Factors Specific to the Underlier-Linked Digital Notes	S-31
General Terms of the Underlier-Linked Digital Notes	S-35
Use of Proceeds and Hedging	S-40
Supplemental Discussion of Federal Income Tax Consequences	S-42
Employee Retirement Income Security Act	S-48
Supplemental Plan of Distribution	S-49

Prospectus Supplement dated September 19, 2011
Use of Proceeds	S-2
Description of Notes We May Offer	S-3
United States Taxation	S-25
Employee Retirement Income Security Act	S-26
Supplemental Plan of Distribution	S-27
Validity of the Notes	S-28

Prospectus dated September 19, 2011
Available Information	2
Prospectus Summary	4
Use of Proceeds	8
Description of Debt Securities We May Offer	9
Description of Warrants We May Offer	33
Description of Purchase Contracts We May Offer	48
Description of Units We May Offer	53
Description of Preferred Stock We May Offer	58
The Issuer Trusts	65
Description of Capital Securities and Related Instruments	67
Description of Capital Stock of The Goldman Sachs Group, Inc.	88
Legal Ownership and Book-Entry Issuance	92
Considerations Relating to Floating Rate Debt Securities	97
Considerations Relating to Securities Issued in Bearer Form	98
Considerations Relating to Indexed Securities	102
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	105
Considerations Relating to Capital Securities	108
United States Taxation	112
Plan of Distribution	135
Conflicts of Interest	137
Employee Retirement Income Security Act	138
Validity of the Securities	139
Experts	139
Review of Unaudited Condensed Consolidated Financial Statements by Independent Registered Public Accounting Firm	139
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	140

The Goldman Sachs

Group, Inc.

Underlier-Linked Digital Notes

Linked to an Underlier

or a Basket of Underliers

Medium-Term Notes,

Series D

Goldman, Sachs & Co.